SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2012

To Our Stockholders:

We cordially invite you to attend the 2012 Annual Meeting of Stockholders of Ormat Technologies, Inc. The meeting will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on Tuesday, May 8, 2012, at 1:30 P.M. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	Elect the three directors named in the attached Proxy Statement, each for a term of three years;

2.	Approve the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”);

3.	Ratify the appointment of PricewaterhouseCoopers LLP as Ormat Technologies, Inc.’s independent registered public accounting firm for the year ending December 31, 2012; and

4.	Transact any other business that may properly come before the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors, /s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

March 28, 2012

Your vote is important to us regardless of whether or not you plan to attend the meeting.  We encourage you to submit a proxy to vote your shares either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Tuesday, May 8, 2012.

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This Proxy Statement, the form of proxy card, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K are available at http://materials.proxyvote.com/686688 by clicking on the proxy link.

•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

•	The time and location of the Annual Meeting of Stockholders are noted above.

ORMAT TECHNOLOGIES, INC. 2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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ORMAT TECHNOLOGIES, INC.
6225 Neil Road,
Reno, Nevada 89511

2012 PROXY STATEMENT

The Board of Directors of Ormat Technologies, Inc. (“Ormat”, “we”, “us”, “the Company” or “our Company”) is making this proxy statement available to you in connection with the solicitation of proxies on its behalf for the 2012 Annual Meeting of Stockholders. The meeting will take place at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, NY 10112 on Tuesday, May 8, 2012, at 1:30 P.M. local time. At the meeting, stockholders will (i) vote on the election of the three directors named in this proxy statement, (ii) vote on the approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”) (the "2012 Plan Approval"), and (iii) vote on the ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2012, and will transact any other business that may properly come before the meeting although we know of no other business to be presented.

The record date for the meeting is March 19, 2012. Only stockholders of record at the close of business on that date are entitled to vote at the meeting.

We are taking advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of this proxy statement and our 2011 Annual Report on Form 10-K. We believe that this process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to vote online or by telephone and how to request a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report on Form 10-K, and a form of proxy card or voting instruction card.

By submitting your proxy (by signing and returning the proxy card, or processing your proxy online, or by phone), you authorize each of Yehudit Bronicki, Chief Executive Officer of Ormat, and Etty Rosner, Senior Vice President and Corporate Secretary of Ormat, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Ormat’s Annual Report on Form 10-K for 2011, which includes Ormat’s audited financial statements, is being made available to stockholders together with this proxy statement. Except to the extent that we specifically incorporate information by reference, our Annual Report on Form 10-K does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first making available this proxy statement and accompanying materials to stockholders on or about March 28, 2012.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE THAT WE WILL SEND YOU ON REQUEST.

Questions and Answers about the 2012 Annual Meeting of Stockholders

What is the purpose of the 2012 Annual Meeting of Stockholders?

At the 2012 Annual Meeting of Stockholders, the stockholders will be asked to:

1.  Elect the three directors named in this proxy statement, each for a term of three years (Proposal 1);

2.  Approve the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (Proposal 2); and

3.  Ratify the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2012 (Proposal 3).

Stockholders also will transact any other business that may properly come before the meeting. Members of Ormat’s management team and a representative of PricewaterhouseCoopers LLP, Ormat’s independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 19, 2012. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is Ormat’s Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 45,430,886 shares of Ormat Common Stock outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name”. If your shares are held in street name, the Notice of Internet Availability of Proxy Materials is being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 3) is a routine matter, but the election of Directors (Proposal 1), and the 2012 Plan Approval vote (Proposal 2), are not considered to be routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2012 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2012 Annual Meeting of Stockholders?

All Ormat stockholders of record as of the close of business on March 19, 2012 may attend the 2012 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented may adjourn the meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, please vote for each account in which your shares are held.

How do I vote?

You may vote by submitting your proxy either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

 The Notice of Internet Availability we (or the bank or brokerage firm that holds your shares in street name) sent to you explains how you can:

•	vote by internet or by telephone and how you can receive a paper or email copy of a proxy card if you are a record holder of shares; or

•	give voting instructions to your bank or brokerage firm if your shares are held in street name.

The return envelope that we will send you if you request a paper proxy card requires no additional postage if mailed in either the United States or Canada.

If you are a record stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to record stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before it is actually voted:

● by signing and delivering another proxy with a later date;

● by giving written notice of such revocation to the Corporate Secretary of Ormat prior to or at the meeting; or

● by voting in person at the meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person. Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board of Directors recommend I vote on the proposals?

Your Board recommends that you vote FOR:

●	The election of the three nominees named in this proxy statement to the Board of Directors;

●	The approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan; and

●	The ratification of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2012.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees named in this proxy statement as directors. This means that these three nominees will be elected if they receive more affirmative votes than any other persons.

How many votes are required to approve the 2012 Plan Approval proposal?

The 2012 Plan Approval requires an affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposal.

How many votes are required to ratify the appointment of Ormat’s independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to “For” or “Withhold”). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposal for the election of directors.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2012 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2012 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K  to be filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting of Stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Board Composition

Our Board of Directors is now composed of seven members, including four independent directors, Dan Falk, Roger W. Gale, Robert F. Clarke, and David Wagener.  Our Board of Directors is classified into three classes of directors serving staggered, three-year terms as indicated:

Class II Directors (term expiring upon the annual stockholders meeting in 2012)
Yehudit Bronicki
Robert F. Clarke David Wagener

Class III Directors (term expiring upon the annual stockholders meeting in 2013)
Lucien Y. Bronicki
Dan Falk

Class I Directors (term expiring upon the annual stockholders meeting in 2014)
Yoram Bronicki
Roger W. Gale

Current Nominees

As mentioned above, directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of Class II Directors will expire at the 2012 Annual Meeting of Stockholders. The Board of Directors has nominated Yehudit Bronicki, Robert F. Clarke, and David Wagener as Class II Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2015 and until their successors are elected and qualified. Each nominee currently serves as a Class II Director.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

The affirmative vote of a plurality of the votes cast at the meeting is required to elect the three nominees named in this proxy statement as directors. This means that these three nominees will be elected if they receive more affirmative votes than any other persons.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE.

The following sets forth, with respect to each nominee, the nominee's name, age, principal occupation and employment during the past five years, the year in which the nominee first became a director of Ormat Technologies, Inc. and directorships held in other public companies.

Nominees for Election as Class II Directors for a Three-Year Term Expiring at the 2015 Annual Meeting

Yehudit “Dita” Bronicki. Yehudit Bronicki has been our Chief Executive Officer since July 1, 2004, and is also a member of our Board of Directors. From July 1, 2004 to September 20, 2007, Mrs. Bronicki also served as our President. Mrs. Bronicki was a co-founder of Ormat Turbines Ltd. and is a member of the Board of Directors and the General Manager (a CEO-equivalent position) of Ormat Industries Ltd., the publicly-traded successor to Ormat Turbines Ltd., and several of its subsidiaries. From 1992 to June 2005, Mrs. Bronicki was a director of Bet Shemesh Engines, a manufacturer of jet engines. In addition, since 2000 Mrs. Bronicki has been a member of the Board of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. From 1994 to 2001, Mrs. Bronicki was on the Advisory Board of the Bank of Israel. Mrs. Bronicki has worked in the power industry since 1965. Yehudit Bronicki and Lucien Bronicki are married and are the parents of Yoram Bronicki. Mrs. Bronicki obtained a Bachelor of Arts in Social Sciences from Hebrew University in 1965.  In 2007, she received a PhD. Honoris Causa from the Technion – Israel Institute of Technology.  Mrs. Bronicki is 70 years old.

The Board has concluded that Mrs. Bronicki should serve as director of the Company because of her experience as the Company’s co-founder, her experience as the Company’s Chief Executive Officer, her work in the power industry since 1965, and her extensive knowledge of the Company’s business.

Robert F. Clarke. Robert F. Clarke has been a member of our Board of Directors since February 27, 2007.  Mr. Clarke was Chairman (since September 1998) and President and Chief Executive Officer (since January 1991) of Hawaiian Electric Industries, Inc. (HEI), from which he retired effective May 2006. Since June 1, 2006, Mr. Clarke has been Executive in Residence at the Shidler College of Business at the University of Hawaii. In addition, Mr. Clarke serves as an advisory director to Oceanic Cable Hawaii, and as a member of the advisory boards of the Shidler College of Business at the University of Hawaii, Sennet Capital, and Aina Koa Pono, a Hawaii based privately held company exploring renewable energy projects in converting biomass into fuels.  Mr. Clarke joined HEI in February 1987 as Vice President of Strategic Planning and was in charge of implementing the Company's diversification strategy. Mr. Clarke was named HEI Group Vice President - Diversified Companies in May 1988. He was made a director of HEI in 1989.  Prior to joining HEI, Mr. Clarke served as Senior Vice President and Chief Financial Officer of Alexander & Baldwin and as Controller of Dillingham Corporation.  Prior to that, he worked for the Ford Motor Company and for the Singer Company.  He received his Bachelor's degree in economics in 1965 and his Master's degree in finance in 1966 from the University of California at Berkeley. Honors include Phi Beta Kappa in 1965. Mr. Clarke is 69 years old.

The Board has concluded that Mr. Clarke should serve as director of the Company because of his 25 years of experience in the power/energy industry, his extensive management experience, and his overall business and financial knowledge

David Wagener. David Wagener has been a member of our Board of Directors since April 1, 2010.  Since June 1995, Mr. Wagener has been the Managing Partner of Wagener Capital Management, an investment and advisory firm serving utility and private equity companies.  From 1990 to 1995, Mr. Wagener served as Director of the Public Utility & Telecommunications Group in the Investment Banking Division of Salomon Brothers, and from 1980 to 1990, he was Vice President of the Public Utility Group and Co-Head of the Independent Power Group in the Investment Banking Division of Goldman Sachs & Co.  Mr. Wagener also serves on the Board of Directors of Suncor Development Company, a subsidiary of Pinnacle West Capital Corporation, a utility holding company, and of Mojave Holdings, an independent power producer.  He received his Bachelor’s degree in 1976 from Harvard College and his Master’s degree in Business Administration in 1980 from the University of Chicago.  Mr. Wagener is 57 years old.

The Board has concluded that Mr. Wagener should serve as a director of the Company because of his 30 years of experience in the power/energy industry, his extensive project finance experience, and his overall financial knowledge.

Continuing Directors

Class III Directors Continuing in Office Whose Terms Expire at the 2013 Annual Meeting

Lucien Y. Bronicki. Lucien Y. Bronicki is the Chairman of our Board of Directors, a position he has held since our inception in 1994, and has also been our Chief Technology Officer since July 1, 2004. Mr. Bronicki co-founded Ormat Turbines Ltd. in 1965 and is a member of the Board of Directors of Ormat Industries Ltd., the publicly-traded successor to Ormat Turbines Ltd.  Mr. Bronicki was the Chairman of the Board of Directors of Ormat Industries Ltd. and various of its subsidiaries until September 15, 2011.  From 1992 to May 2006, Mr. Bronicki was the Chairman of the Board of Directors of Bet Shemesh Engines, a manufacturer of jet engines, and from 1997 to May 2006, Mr. Bronicki was the Chairman of the Board of Directors of Bet Shemesh Holdings.  Mr. Bronicki was also the Chairman of the Board of Directors of Orad Hi-Tec Systems Ltd., a manufacturer of image processing systems, until the end of 2005, and was the Co-Chairman of Orbotech Ltd., a NASDAQ-listed manufacturer of equipment for inspecting and imaging circuit boards and display panels. From 1957 until 1958, Mr. Bronicki worked in the Nuclear Research Center in Saclay (France) designing equipment for elementary particle research at CERN.  He went on to join the National Physical Laboratory of Israel and develop solar-powered turbines, which evolved into geothermal power plants.  Mr. Bronicki has worked in the power industry since 1958. He is a member of the Executive Council of the Weizmann Institute of Science and was the Chairman of the Israeli Committee of the World Energy Council.  Mr. Bronicki was also a member of the Studies Committee “Energy for Tomorrows World Commission” of the World’s Energy council.  Yehudit Bronicki and Lucien Bronicki are married and are the parents of Yoram Bronicki. Mr. Bronicki obtained a postgraduate degree in Nuclear Engineering from Conservatoire National des Arts et Métiers, a Master of Science in Physics from Universite de Paris and a Master of Science in Mechanical Engineering from École Nationale Supérieure d’Ingenieurs Arts et Métiers. He received a Ph.D. Honoris Causa in 2005 from the Ben-Gurion University, in 2006 from the Weizmann Institute of Science, and in 2007 from the Technion - Israel Institute of Technology.  Mr. Bronicki has received the Pioneers Award from the Geothermal Resources Council, and the Italian Geothermal Union Centenary Award.  Mr. Bronicki is 77 years old.

The Board has concluded that Mr. Bronicki should serve as director of the Company because of his experience as the Company’s co-founder, his experience as the Company’s Chief Technology Officer, his work in the power industry since 1958, and his innovative and strategic vision.

Dan Falk. Dan Falk has been a member of our Board of Directors since November 12, 2004. Mr. Falk also serves as the Chairman of the Board of Directors of Orad Hi-Tech Systems Ltd., a public non-U.S. company.  He is also a member of the Board of Directors of Orbotech Ltd., Nice Systems Ltd., Attunity Ltd., and Nova Measuring Instruments Ltd., all NASDAQ publicly-traded companies. In addition, Mr. Falk serves as a member of the Board of Directors of the following public non-US companies: Amiad Water Systems Ltd., Plastopil Ltd., and Oridion Medical Ltd.  During the past five years, Mr. Falk served as a member of the Board of Directors of the following public companies, for which he no longer serves as a Director: AVT Ltd., Clicksoftware Technologies Ltd., Dmatek Ltd., Jacada Ltd., Poalim Ventures I Ltd., Medcon Ltd., and Ramdor Ltd.  From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V. From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd. From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer of Orbot Systems Ltd. and Orbotech Ltd. Mr. Falk obtained a Masters of Business Administration from Hebrew University in 1972 and a Bachelor of Arts in Economics and Political Science from Hebrew University in 1968. Mr. Falk is the Chair of our Audit Committee. Our Board of Directors has determined that Mr. Falk qualifies as an Audit Committee “financial expert” under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K, and is independent as that term is used in Item 407(d)(5)(i)(B) of Regulation S-K under the Securities Exchange Act of 1934. Mr. Falk is 67 years old.

The Board has concluded that Mr. Falk should serve as director of the Company because of his qualification as a “financial expert,” his experience related to service on the audit committee, his financial reporting expertise, and his general financial and business knowledge

Class I Directors Continuing in Office Whose Terms Expire at the 2014 Annual Meeting

Yoram Bronicki. Yoram Bronicki has been a member of our Board of Directors since November 12, 2004, and has been our President and Chief Operating Officer since September 20, 2007. From July 1, 2004 to September 20, 2007, Mr. Bronicki served as our Chief Operating Officer, North America. Mr. Bronicki is also a member of the Board of Directors of Ormat Industries Ltd., a position he has held since 2001. From 1999 to 2001, Mr. Bronicki was Project Manager of Ormat Industries Ltd. and Ormat International Inc.; from 1996 to 1999, he was Project Manager of Ormat Industries Ltd.; and from 1995 to 1996, he was Project Engineer of Ormat Industries Ltd.  Mr. Bronicki is the son of Lucien and Yehudit Bronicki. Mr. Bronicki obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1989 and a Certificate from the Technion Institute of Management Senior Executives Program.  Mr. Bronicki is 45 years old.

The Board has concluded that Mr. Bronicki should serve as director of the Company because of his experience as the Company’s President and Chief Operating Officer, his over 15 years of experience in the power industry, and his in-depth knowledge of the Company’s business.

Roger W. Gale, Ph.D. Roger W. Gale has been a member of our Board of Directors since October 26, 2005. Between 1988 and 2000, Dr. Gale was the CEO of Washington International Energy Group, which was sold to PHB Hagler Bailly (PHB) in 1999. In 2000, as PHB was sold to PA Consulting, Dr. Gale held several positions at PA Consulting until 2001, at which time he joined GF Energy LLC, a strategic energy consulting company, as President and CEO, a position he still holds. In addition, Dr. Gale serves as a member of the Board of Directors of the US Energy Association, a not-for-profit organization. On December 1, 2005, he became a member of the Boards of Directors of The Adams Express Company and Petroleum & Resources Corporation (closed-end investment companies). He served on the Audit Committee of Constellation Holdings and on the Board of Directors of the parent, Constellation Energy Group, from 1996 to 2005. Dr. Gale has a Ph.D. in political science from the University of California, Berkeley. Dr. Gale is 65 years old.

The Board has concluded that Dr. Gale should serve as director of the Company because of his over 40 years of experience in the power/energy industry, his extensive management experience, and his overall business knowledge.

Possible Changes in our Board

Our directors, including some to be elected at our 2012 annual meeting, could change after our stockholders have elected Class II Directors if our Board approves and implements the changes contemplated by certain provisions in the agreements described below in the part of this proxy statement titled "Transactions with Related Persons – Share Purchase and Shareholders Rights Agreements between BIL and FIMI" and if certain other events occur so that those provisions otherwise become effective, as described below.   If those events occur and the BIL FIMI Shareholder Agreement described in that part of this proxy statement is executed and otherwise becomes effective in its current form, we may be asked to:

●	Increase the size of our Board from seven to eight members.

●
Appoint as members of our Board and committees of our Board, four persons nominated by the investment funds which have acquired ordinary shares of our parent, three of whom would replace three of our current directors and one of whom would serve as our new Chairman of the Board.

As of the date of this proxy statement, it is uncertain when, if at all, those events will occur and when, if at all, our Board may be asked to make those changes.  However, those changes could occur a relatively short time after our 2012 annual meeting.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

As required by the rules of the NYSE, the Board of Directors evaluates the independence of Board members at least annually and when a change in circumstances could potentially impact the independence of one or more directors.

On May 4, 2011, the Company held its 2011 Annual Meeting of Stockholders. All of the Company’s Board members were present at the meeting.

Our Board of Directors consists of seven members, four of whom have been determined by our Board to be independent directors, in accordance with the above requirements of the NYSE. Our four independent directors are Dan Falk, David Wagener, Roger W. Gale and Robert F. Clarke.

During fiscal year 2011, the Board of Directors held nine meetings. None of the directors attended less than 75% of the meetings of the Board and the Committees on which he or she serves.

The Company relies on the “controlled company” exemption to the Board of Directors committee composition requirements under the rules of the NYSE. The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules which require that our Audit Committee be composed of at least three independent directors.

Board Leadership Structure

The Company has separated the Chief Executive Officer and Board Chairman positions.  The Company believes that this Board leadership structure is the most appropriate for the Company since each of Lucien Bronicki and Dita Bronicki, the Company’s co-founders, has unique skills and talents to contribute to the Company.  Mr. Bronicki, our Chief Technology Officer, serves as our Chairman of the Board and provides the Company with the benefit of his strategic and creative vision, an appreciation for and understanding of the risks associated with the Company’s business, and an intimate knowledge of the Company’s technologies and the power industry.  Mrs. Bronicki serves as our Chief Executive Officer and provides the Company with the benefit of her extensive knowledge of the Company’s operations, an understanding of the day-to-day challenges faced by companies in the power industry, and her distinctive business and financial know-how.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has established, among others, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. As of February 28, 2012, Ormat Industries Ltd. beneficially owned approximately 59.89% of our outstanding Common Stock. As a controlled company, we have relied on certain exemptions from the director independence requirements applicable to Compensation Committees and Nominating and Corporate Governance Committees under the rules of the NYSE.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended. The Audit Committee consists of three members, Dan Falk, Roger W. Gale, and Robert F. Clarke, all of whom are independent as defined by the listing standards of the NYSE and the SEC.   The Board has determined that Mr. Falk, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under the rules of the SEC and that each member of the Audit Committee is financially literate. Mr. Falk also serves on the audit committees of five other non-U.S. public companies. Our Board has determined that Mr. Falk's simultaneous service on these audit committees does not impair his ability to serve effectively on our Audit Committee.

The Audit Committee selects, on behalf of our Board of Directors, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting.

In fiscal year 2011, the Audit Committee continued its oversight of a procedure established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things. In 2005, the Audit Committee set up an ethics and compliance hotline managed by an independent third party and accessible both through the Internet and by telephone.  The information received by the hotline is treated as confidential and anonymous and is both received and retained by an agent of the Audit Committee before all relevant non-compliance information is periodically reported to the Audit Committee.

The Audit Committee held four meetings in fiscal year 2011. Further information concerning the Audit Committee is set forth below under the heading “Audit Committee Report”. The charter of the Audit Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee. The Compensation Committee consists of three members, Yehudit Bronicki, our CEO, and Dan Falk and Robert F. Clarke, both of whom are independent directors.   Mrs. Bronicki, who is our CEO and who is not an independent director, is the Chair of the Compensation Committee.

The Compensation Committee reviews and either approves, on behalf of our Board of Directors, or recommends to the Board of Directors for approval, (1) the annual salaries and other compensation of our Chief Executive Officer and certain other executive officers and (2) equity awards. The Compensation Committee also reviews and approves the compensation program applicable to our senior management.  Our CEO, Chairman of the Board, and President are currently covered by employment agreements which fix the amount of their salary and annual bonus.  See "Executive Compensation".  The Compensation Committee also provides recommendations with respect to our compensation policies and practices and incentive compensation plans and equity plans.  As described in the Compensation Discussion and Analysis below, our Compensation Committee determines the basket of bonuses and equity awards that may be awarded on a company-wide basis and our CEO and our Chairman of the Board determine the particular bonuses and equity awards to be made to our personnel, except that the Compensation Committee grants awards to our executive officers.  Our CEO, our President, and our Chairman of the Board also determine whether and to what degree to award salary increases to any of our other executive officers.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which includes evaluation of the performance of the Chief Executive Officer, review and approval of the compensation of the Chief Executive Officer and review of the compensation of all other executive officers of the Company, and recommendations to the Board of Directors regarding non-CEO compensation, incentive-compensation plans and equity-based plans.

The Compensation Committee duties and responsibilities also include:

•	making recommendations to the Board as to changes in Ormat’s general compensation philosophy;

•	overseeing the development and implementation of compensation programs;

•	reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, and evaluating the performance of the CEO in light of those goals and objectives; and

•	reviewing and approving the annual compensation of the CEO and Ormat’s five other most highly compensated executive officers who receive total compensation in excess of $1 million per year.

The Compensation Committee is authorized to establish subcommittees for the purpose of evaluating special or unique matters and may delegate its authority to a subcommittee or subcommittees.

In 2011, the Compensation Committee did not retain any compensation consultants in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee held two meetings in the year 2011. The charter of the Compensation Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of three members, Lucien Bronicki, our Chief Technology Officer, and David Wagener and Dan Falk.  Messrs. Wagener and Falk are independent directors.  Mr. Bronicki, who is not an independent director, is the Chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its responsibilities by identifying and approving individuals qualified to serve as members of our Board of Directors, selecting director nominees for our annual meetings of stockholders, and developing and recommending to our Board of Directors corporate governance guidelines and oversight with respect to corporate governance and ethical conduct.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of possible candidates.

The Nominating and Corporate Governance Committee adopted a policy regarding consideration of any director candidates as of November 7, 2006.  This policy provides guidelines for the identification and evaluation of candidates for positions on the Board of Directors of the Company. According to the policy, candidates must satisfy certain minimum criteria, including an academic degree and business experience to the satisfaction of the Nominating and Corporate Governance Committee. In addition, independent director nominees must satisfy the independence requirements as determined by the Board of Directors in accordance with the rules and regulations of the SEC and the NYSE, as applicable. The policy provides for the Committee to interview and select final candidates for evaluation, and then evaluate the final candidates to determine their qualification for the position as well as compatibility with the Company, its philosophy and its then-current Board of Directors and management.  The Committee does not consider diversity in identifying nominees for director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which the Committee evaluates any other candidate.

The Company’s by-laws provide that nominations of candidates to be considered by the stockholders may be made at an annual meeting of stockholders by any stockholder who was a stockholder of record at the time of giving notice of the proposed nomination, is entitled to vote at the meeting and follows the notice procedures. To be timely, a stockholder’s notice for the 2012 Annual Meeting of Stockholders must have been delivered to the Corporate Secretary at 6225 Neil Road, Reno, Nevada 89511, not earlier than the close of business on January 5, 2012 and no later than the close of business on February 4, 2012.

The Nominating and Corporate Governance Committee held two meetings in 2011. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of Yehudit Bronicki, Dan Falk and Robert F. Clarke. Mrs. Bronicki serves as Chief Executive Officer of the Company. In addition, Mrs. Bronicki, together with Lucien Bronicki, our Chairman of the Board and Chief Technology Officer, and Yoram Bronicki, our President and Chief Operating Officer, and other members of their family, indirectly owned approximately 35.11% of the ordinary shares of Ormat Industries Ltd. as of February 28, 2012. See “Transactions with Related Persons”.

None of our executive officers served during 2011 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on our website at www.ormat.com for downloading, free of charge. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Code of Business Conduct and Ethics free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Corporate Governance Guidelines

The Board of Directors of the Company has adopted the Corporate Governance Guidelines, which are available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Corporate Governance Guidelines free of charge, by writing to the Company address appearing in this Proxy Statement or by telephoning us at: (775) 356-9029.

Executive Sessions

As required by the NYSE rules, the non-management directors of the Company meet in executive sessions of the Board of Directors without management at regular intervals, at each regular meeting of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, and as otherwise scheduled from time to time. The Chair of the Audit Committee presides at the executive sessions of the non-management directors. In addition, the Chair of the Audit Committee presides at the executive sessions of the Audit Committee. One of the non-executive members of the Compensation Committee and of the Nominating and Corporate Governance Committee presides at each executive session of such committees.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members. Stockholders and other interested parties who would like to communicate with the non-management directors or any individual non-management director may do so by sending a letter to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511.

Board’s Role in Risk Oversight

As part of the Board’s quarterly meetings, the Board assesses on an ongoing basis the risks faced by the Company in executing its business plan.  These risks include financial, industrial, technological, competitive, and operational risks, both from a global perspective and on a power plant-by-power plant basis.  The Board dedicates time at each of its meetings to review and consider the relevant risks that need to be addressed at the time of each Board meeting.  The CEO and COO of the Company present reports at each meeting outlining the progress of each power plant and the challenges faced by the Company, and they bring the relevant risks to the attention of the Board.  Similarly, at each Board meeting, the relevant financial risks faced by the Company are presented by the CFO.  In addition, the Company’s Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.   The Board's role in risk oversight of the Company is consistent with the Company's leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company's risk exposure, and the Board and its committees providing oversight in connection with those efforts.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors only, as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors of the Company.

The Audit Committee is responsible for assisting the Board of Directors in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the report from PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2011. Based upon the Audit Committee’s reviews and discussions with management, the Company’s internal auditors, and PricewaterhouseCoopers LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 and the report of the independent auditors in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Committee also received and reviewed the periodic internal audit reports from its internal auditor.   The Committee also reviewed the Internal Audit Plan for the year 2012 and approved its main target subjects. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, and has met with them, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.  In addition, the Committee evaluated the performance of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2011 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Submitted on February 22, 2012 by the Audit Committee of Ormat Technologies, Inc.’s Board of Directors.

Dan Falk, Chair Robert F. Clarke Roger W. Gale

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent Ormat specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under such Acts.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers and persons who are executive officers of certain of our subsidiaries who perform policy-making functions for us:

Name	Age	Position
Lucien Bronicki	77	Chairman of the Board, Chief Technology Officer
Yehudit Bronicki	70	Chief Executive Officer and Director
Yoram Bronicki	45	President, Chief Operating Officer and Director
Joseph Tenne	56	Chief Financial Officer*
Nadav Amir	61	Executive Vice President—Operations*
Zvi Reiss	61	Executive Vice President—Project Management*
Joseph Shiloah	66	Executive Vice President—Business Development — Special Projects, Rest of the World*
Zvi Krieger	56	Executive Vice President—Geothermal Resource*
Shimon Hatzir	50	Senior Vice President—Engineering*
Etty Rosner	56	Senior Vice President—Contract Management; Corporate Secretary*
Nir Wolf	46	Vice President—Business Development — Marketing and Sales, Rest of the World*

*	Performs the functions described in the table, but is employed by Ormat Systems Ltd., a subsidiary of the Company.

Joseph Tenne. Joseph Tenne has served as our Chief Financial Officer since March 9, 2005. From 2003 to 2004, Mr. Tenne was the Chief Financial Officer of Treofan Germany GmbH & Co. KG, a German company. From 1997 until 2003, Mr. Tenne was a partner in Kesselman & Kesselman, Certified Public Accountants in Israel (a member firm of PricewaterhouseCoopers International Limited). Since January 8, 2006, Mr. Tenne has also been the Chief Financial Officer of Ormat Industries Ltd. Mr. Tenne is a member of the board of directors of AudioCodes Ltd., a NASDAQ-listed company. Mr. Tenne obtained a Master of Business Administration from Tel Aviv University in 1987 and a Bachelor of Arts in Accounting and Economics from Tel Aviv University in 1981. Mr. Tenne is also a Certified Public Accountant in Israel.

Nadav Amir. Nadav Amir has served as our Executive Vice President of Operations since November 4, 2009. From July 1, 2004 to November 3, 2009, Mr. Amir was our Executive Vice President of Engineering; from 2001 to June 30, 2004, he was Executive Vice President of Engineering of Ormat Industries Ltd.; from 1993 to 2001, he was Vice President of Engineering of Ormat Industries Ltd.; from 1988 to 1993, he was Manager of Engineering of Ormat Industries Ltd.; from 1984 to 1988, he was Manager of Product Engineering of Ormat Industries Ltd.; and from 1983 to 1984, he was Manager of Research and Development of Ormat Industries Ltd. Mr. Amir obtained a Bachelor of Science in Aeronautical Engineering from Technion Haifa in 1972.

Zvi Reiss. Zvi Reiss has served as our Executive Vice President of Project Management since July 1, 2004. From 2001 to June 30, 2004, Mr. Reiss was the Executive Vice President of Project Management of Ormat Industries Ltd.; from 1995 to 2000, he was Vice President of Project Management of Ormat Industries Ltd.; and from 1993 to 1994, he was Director of Projects of Ormat Industries Ltd. Mr. Reiss obtained a Bachelor of Science in Mechanical Engineering from Ben-Gurion University in 1975.

Joseph Shiloah. Joseph Shiloah has served as our Executive Vice President of Business Development — Special Projects Rest of the World since January 1, 2010. From July 1, 2004 to December 31, 2009, Mr. Shiloah served as our Executive Vice President of Marketing and Sales, Rest of the World; from 2001 to June 30, 2004, he was the Executive Vice President of Marketing and Sales of Ormat Industries Ltd.; from 1989 to 2000, he was Vice President of Marketing and Sales of Ormat Industries Ltd.; from 1983 to 1989, he was Vice President of Special Projects of Ormat Turbines Ltd.; from 1984 to 1989, he was Operating Manager of the Solar Pond project of Solmat Systems Ltd., a subsidiary of Ormat Turbines Ltd.; and from 1981 to 1983, he was Project Administrator of the Solar Pond power plant project of Ormat Turbines Ltd. and Solmat Systems Ltd. Mr. Shiloah obtained a Bachelor of Arts in Economics from Hebrew University in Jerusalem in 1972.

Zvi Krieger. Zvi Krieger has served as our Executive Vice President of Geothermal Resource since November 4, 2009. From September 20, 2007 to November 4, 2009, Mr. Krieger was our Senior Vice President of Geothermal Engineering; from July 1, 2004 to September 20, 2007, he was our Vice President of Geothermal Engineering; and from 2001 to June 30, 2004, he was the Vice President of Geothermal Engineering of Ormat Industries Ltd. Mr. Krieger has been with Ormat Industries Ltd. since 1981 and served as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering. Mr. Krieger obtained a Bachelor of Science in Mechanical Engineering from the Technion – Israel Institute of Technology in 1980.

Shimon Hatzir. Shimon Hatzir has served as our Senior Vice President of Engineering since November 4, 2009. From September 20, 2007 to November 3, 2009, Mr. Hatzir was our Senior Vice President of Electrical and Conceptual Engineering; from July 1, 2004 to September 20, 2007, he was our Vice President of Electrical and Conceptual Engineering. From 2002 to June 30, 2004, Mr. Hatzir was the Vice President of Electrical and Conceptual Engineering of Ormat Industries Ltd.  From 1996 to 2001, Mr. Hatzir was Manager of Electrical and Conceptual Engineering of Ormat Industries Ltd.; and from 1989 to 1995 he was a Project Engineer in the Engineering Division.  Mr. Hatzir obtained a Bachelor of Science in Mechanical Engineering from Tel Aviv University in 1988 and a Certificate of the Technion Institute of Management, Senior Executive Program.

Etty Rosner. Etty Rosner has served as our Corporate Secretary since October 21, 2004. Ms. Rosner is also the Corporate Secretary of Ormat Industries Ltd., a position she has held since 1991. Ms. Rosner is also our Senior Vice President of Contract Management since September 20, 2007. From July 1, 2004 to September 20, 2007, Ms. Rosner was our Vice President of Contract Management; and from 1999 to June 30, 2004, she was the Vice President of Contract Management of Ormat Industries Ltd. From 1991 to 1999, Ms. Rosner was Contract Administration Manager and Corporate Secretary of Ormat Industries; and from 1981 to 1991, she was the Manager of the Export Department and Office Administrative Manager of Ormat Industries. Ms. Rosner obtained a Diploma in General Management from Tel Aviv University in 1990.

Nir Wolf. Nir Wolf has served as our Vice President for Business Development — Marketing and Sales, Rest of the World since January 1, 2010.  From December 2005 to December 31, 2009, Mr. Wolf served as our Vice President Distributed Power, responsible for the marketing, sales, engineering and after sales activities of the Remote Power Units.  From December 1999 to December 2005, he was Business Development Manager in the Marketing and Sales Department. Mr. Wolf joined the Company on January 14, 1994, and worked in the Project Management Department as a Budget and Schedule Controller and later as a Project Manager. Mr. Wolf graduated the Technion - Israel Institute of Technology in Haifa in February 1991 with a Bachelor of Science in Industrial Engineering, cum laude. In 1995, he obtained a MBA degree from Bar Ilan University. Mr. Wolf has also participated in the Technion Institute of Management Senior Executive Program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 19, 2012 for:

● each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

● each of our directors;

● each of our Named Executive Officers (as defined under Compensation Discussion and Analysis below); and

● all of our directors and executive officers as a group.

Percentage ownership is based on 45,430,886 shares of Common Stock outstanding as of March 19, 2012. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Ormat Technologies, Inc. Common Stock Beneficially Owned			Shares of Ormat Industries Ltd. Common Stock Beneficially Owned
	Number		Percent	Number		Percent
Principal Stockholder:
Ormat Industries Ltd.†	27,206,580	(1)	59.89%
Clal Insurance Enterprises Holdings Ltd. ‡	2,954,290		6.5%
Directors and Named Executive Officers
Yehudit Bronicki†	—		—	41,684,642	(2)	35.11%
Lucien Bronicki†	—		—	41,684,642	(2)	35.11%
Yoram Bronicki†	—		—	41,684,642	(2)	35.11%
Dan Falk††	37,500	(3)	*	—		—
Roger W. Gale††	45,000	(4)	*	—		—
Robert F. Clarke††	39,500	(5)	*	—		—
David Wagener††	17,500	(6)	*	—		—
Joseph Tenne†	73,900		*	—		—
Nadav Amir†	89,600		*	—		—
Zvi Reiss†	89,600		*	—		—
Joseph Shiloah†	89,600		*	—		—
Directors and Named Executive Officers as a group	482,200	(7)	*	41,684,642		35.11%
__________

†	c/o Ormat Industries Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

††	c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

‡
48 Menachem Begin Road, Tel Aviv 66180, Israel.  The information provided for Clal Insurance Enterprises Holdings Ltd. is based on Clal Insurance Enterprises Holdings Ltd.’s Schedule 13G/A filed with the SEC on February 14, 2012.

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The Board of Directors of Ormat Industries Ltd. has voting power and investment power over approximately 59.89% of our outstanding Common Stock. The directors of Ormat Industries Ltd. include Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, who, collectively with other members of their family, beneficially owned approximately 35.11% of the ordinary shares of Ormat Industries Ltd. through their holdings in Bronicki Investment Ltd. as of December 31, 2011.

(2)
These shares are beneficially owned by Bronicki Investment Ltd.  Lucien Bronicki and Yehudit Bronicki are directors of Bronicki Investment Ltd. and have voting control of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki also beneficially own 20% of Bronicki Investment Ltd. Accordingly, they may be deemed to share beneficial ownership of the shares of Ormat Industries Ltd. held by Bronicki Investment Ltd. Each of Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki disclaim beneficial ownership of all such shares, except to the extent of his or her 20% ownership of Bronicki Investment Ltd.  In December 2007, Bronicki Investment Ltd. purchased 9,000,000 Ordinary Shares of Ormat Industries Ltd. (which are included in the table above). Bank Hapoalim BM provided financing for that purchase, and Bronicki Investment Ltd. pledged all of its Ordinary Shares of Ormat Industries Ltd. in favor of Bank Hapoalim BM.

(3)	Includes 37,500 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 19, 2012.

(4)	Includes 45,000 shares of Common Stock issuable to Dr. Gale upon the exercise of options that are exercisable within 60 days of March 19, 2012.

(5)	Includes 37,500 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 19, 2012.

(6)	Includes 15,000 shares of Common Stock issuable to Mr. Wagener upon the exercise of options that are exercisable within 60 days of March 19, 2012.

(7)
This number includes options of the Company exercisable within 60 days of March 19, 2012. The amounts of exercisable options for each Executive Officer are set forth in the Outstanding Equity Awards Table below.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Lucien and Yehudit Bronicki founded our parent company’s predecessor, Ormat Turbines Ltd., in 1965 and, together with their son, Yoram Bronicki, continue to have a substantial economic interest in our parent, Ormat Industries Ltd. (Ormat Industries), which, in turn, owns approximately 59.89% of our outstanding Common Stock.  Our Named Executive Officers (NEOs) may, therefore, be classified into two distinct groups. Group I is comprised of Lucien Bronicki, our Chairman of the Board and Chief Technology Officer, Yehudit Bronicki, our Chief Executive Officer (CEO), and Yoram Bronicki, our President and Chief Operating Officer.  Group II is comprised of Joseph Tenne, our Chief Financial Officer; Nadav Amir, our Executive Vice President of Operations; Zvi Reiss, our Executive Vice President of Project Management; and Joseph Shiloah, our Executive Vice President of Business Development — Special Projects, Rest of the World.  None of the members of Group II owns a controlling interest in the shares of the Company or our parent.

Objectives

The overall objective of our executive compensation policies and procedures is to offer short-term, medium-term and long-term compensation components that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our executives with those of our stockholders. As described below, the short-term component of our executive compensation packages consists of annual salary, the medium-term component consists of an annual bonus, and the long-term component consists of equity awards. The members of Group I of our executive team, however, do not receive equity awards, or their equivalent, as part of their compensation package. We believe that their long-term interests are nevertheless aligned with those of our stockholders through their substantial economic interest in our parent.

We aim to design executive compensation packages, like our general compensation policies, that meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial, operating and industry characteristics in similar locations. We do not benchmark to a particular industry or companies, but we informally consider published data, such as labor indices, in formulating our executive compensation packages. Despite our intention to compensate our executives at or above the market average for their peers, the compensation packages of members of Group I of our executive team are, at their choosing, well below average market compensation for similar positions.

Elements of Compensation

Our compensation program consists of three elements, namely, annual salary, annual bonus, and equity awards:

1.	Annual salary, which is paid bi-monthly, is intended to provide an annual income at a level consistent with individual contributions.

2.
Annual bonuses, which are paid semi-annually for our Group II executives, are intended to link our executive officers’ compensation to their individual achievements as well as the Company’s overall performance.

3.
Equity awards are designed to promote long-term leadership and align the interests of our executives in Group II with those of our stockholders, while the vesting schedule assists us in retaining our executives in our employ. Equity awards begin to vest following two years from the date of grant, with 25% vesting on each of the second and third anniversaries of the date of grant and the remaining 50% on the fourth anniversary of the date of grant. All employees and consultants of the Company are eligible to receive equity awards pursuant to the Company's incentive compensation plan; however, our Group I executives do not receive equity awards.  The term of our equity awards ranges from seven to ten years from the date of grant; there is no provision that provides for accelerated vesting upon a change in control; and there is no holding period for vested options.

Each element isdetermined individually, based on the relevant criteria described in this discussion.

In addition to these main compensation components, executives who are residents in Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the employee’s salary and are not subject to discretionary adjustments. Executives who are residents in the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Determination of Amounts and Formulas for Compensation

Annual Salary

Our Group I executives have employment agreements that fix the amount of their salary.

Consistent with our objectives with regard to Group II executives, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers annually at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations.  The Compensation Committee does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies.  Rather, the members of the Compensation Committee evaluate the executive compensation using their accumulated individual knowledge and industry experience.  The Compensation Committee takes into account publicly available compensation information with respect to companies that have a similar market cap or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry segment).  In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive, and the executive’s scope of responsibility in relation to other officers and key executives within the Company.  Annual salaries reflect current practices within a named executive officer's specific geographic region and among executives holding similar positions.  In addition to these factors, the annual salary for a Group II NEO depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year’s audited financial statements, the CEO, the President, and the Chairman of the Board determine whether and to what degree to award salary increases to any of the Group II NEOs. Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO’s effectiveness in supporting the Company’s long-term goals. We also consider the executive’s department’s contribution to our success as well as our general achievements during the preceding year.  All salary increases are awarded retroactive to January 1.  Salaries are paid on a bi-monthly basis and each of our Group II NEOs has a standard employment agreement that is based on a format used company-wide.

Annual Bonus

The manner in which we determine and pay annual bonus payments to Group I and Group II executives are distinct and are therefore addressed separately below.

Group I

We pay annual bonuses to each of our executive officers in Group I according to the following contractual formula that is linked to our performance during the preceding year:

Each of the employment agreements of Yehudit Bronicki and Lucien Bronicki provide for an annual bonus that is equal to (a) 0.75% of the Company’s annual consolidated profits (after tax) above $2,000,000, and (b) 0.75% of Ormat Industries’ annual consolidated profits (after tax), after deducting the Company’s annual consolidated profits (after tax).  The term "annual consolidated profits (after tax)" is the same metric as "net income" that the Company reports in accordance with GAAP.  In no event, however, may the aggregate annual bonus exceed six times the annual base salary of the executive. In addition, the Audit Committee and/or the Board of Directors of Ormat Industries has the right, considering Ormat Industries’ financial condition and/or its financial results, to reduce the bonus or resolve that no bonus will be paid with respect to any particular year. The contracts provide for payment of the bonus within 45 days of the publication of our audited financial statements for the prior year. The portion of the bonus linked to Ormat Industries’ net income is paid by Ormat Industries. Following the restatement of the Company’s 2008 financial statements, the Company determined that it had overpaid the bonuses due to Lucien Bronicki and Yehudit Bronicki for 2008, and the Company adjusted their 2009 bonuses accordingly.

Through December 31, 2008, the employment agreement of Yoram Bronicki provided for an annual bonus equal to 0.75% of the lower of (i) net pre-tax yearly profit of the Company’s operating plants in the United States, and (ii) the net cash flow before taxes and before capital expenditures for enhancement of the operating plants generated by the Company’s operating plants in the United States during the year.  In no event, however, may the bonus exceed three times Mr. Bronicki’s annual base salary.  The bonus is to be paid within 45 days of the publication of our audited financial statements for the prior year.  In light of Yoram Bronicki’s appointment as the Company’s President and Chief Operating Officer and effective for the annual bonus payable with regard to 2009, the Board of Directors modified the contractual formula for Yoram Bronicki’s bonus to be 0.75% of the Company’s annual consolidated profits (after tax) above $2,000,000.  In no event, however, may the bonus exceed six times Mr. Bronicki’s annual base salary.

Group II

Our Board of Directors has determined that up to 20% of our annual profits may be distributed by the Company as bonuses to employees. Each year, following publication of our financial statements for the preceding year, our Compensation Committee determines the basket of bonuses that may be awarded on a company-wide basis for the prior year and our CEO and Chairman of the Board determine the particular bonuses to be awarded to each Group II executive.

The determination of the amount of the annual bonus paid to each Group II executive is based on a number of factors, including specific results of our performance, such as revenue growth and profitability, together with individual performance criteria, such as meeting budget objectives and achieving business goals related to their responsibilities.  In addition, a subjective evaluation of each NEO's performance and contribution to the Company's financial results is made by the CEO and Chairman of the Board.  The annual bonuses awarded to our Group II executives are forward-looking in that, although they relate to past performance, they are applied to and paid in two installments (in April and September) during the year following the publication of our financial statements for the preceding year, and paid only to executives who are employed by the Company at the time each bonus installment is scheduled to be paid. This is consistent with our objective of providing a medium-term incentive for our executives.

Equity Awards

Our Group I executives do not receive equity awards as part of their compensation packages.  As described above, our Group I executives hold a significant portion of our equity by virtue of their substantial economic interest in our parent, and as such their interests are already aligned with those of our stockholders.  Accordingly, we do not have stock ownership guidelines with regard to the acquisition or disposition of our Group I executives' shareholdings in the Company.  With the exception of our Group I executives, we are committed to long-term incentive programs for executives that promote the long-term growth of the Company and align the interests of executives with those of our stockholders. The determination of the overall basket of equity awards that may be awarded to our employees each year is determined in a similar manner to our annual incentive bonuses. Once a year, following the publication of our financial results for the preceding year, our Compensation Committee determines the basket of equity awards that may be made to all of our employees. This basket is typically calculated as between 1% and 1.5% of the outstanding shares of the Company. Our CEO and Chairman of the Board then recommend to the Compensation Committee the particular amount of equity awards to be made to each Group II executive considering the Company’s performance and relative stockholder return, the expected contribution of the NEO to the Company’s growth and success, and awards given to the executive officers of the Company in past years. As the CEO and the Chairman of the Board are intimately involved in our day-to-day activities and work closely with our officers, they have the knowledge to make a subjective determination of the individual executive's contribution to our growth and success.  No specific criteria are used in making these determinations. This process is typically completed within one month from the determination of the basket of awards for the year. The equity awards that we grant to our Group II executives are subject to the same pricing, vesting, and exercise terms that govern the grant of equity awards to all of our employees. Historically, we granted our Group II executives stock options as the long-term component of their compensation.  In 2009, 2010, and 2011, our Compensation Committee decided to grant our Group II executives stock appreciation rights (SARs) instead of stock options because the Compensation Committee determined that SARs provide comparable long-term incentives while utilizing fewer shares of Common Stock.  Until our initial public offering our parent granted options to our executives and employees. Following our initial public offering, our executives no longer receive any option awards from our parent.

The Board has adopted a new 2012 Incentive Compensation Plan that it is recommending to stockholders for approval.  See "Proposal 2 – Approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan" below.

Tax Considerations

Our Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and our other NEOs (except the Chief Financial Officer), other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements. Based on these requirements, since none of the NEOs received compensation in excess of $1 million, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to our executive officers.

At our 2011 Annual Meeting of Stockholders, approximately 97% of the shares voted at the meeting voted to approve on an advisory basis the compensation of the Company’s named executive officers.  Based on this endorsement, the Compensation Committee did not implement any changes in our executive compensation program as a result of such vote.  The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for its named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and Proxy Statement.

Submitted on February 22, 2012 by the members of the Compensation Committee of the Board of Directors of Ormat Technologies, Inc.

Yehudit Bronicki, Chair Dan Falk Robert F. Clarke

The foregoing Compensation Committee Report on Executive Compensation and compensation-related disclosures set forth in the proxy statement shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation earned by each NEO during the years ended December 31, 2011, 2010, and 2009:

Name and Principal Position	Year	Salary($)	Bonus($)		Option Awards ($) (4)	All Other Compensation ($)		Total ($)
Lucien Y. Bronicki, Chairman of the Board
and Chief Technology Officer	2011	124,000	----		None	54,652	(5)	178,652
	2010	124,000	264,210	(1)	None	53,661		441,871
	2009	124,000	557,753	(2)	None	54,115		735,868
Yehudit Bronicki, Chief Executive Officer,
and Director	2011	150,000	----		None	74,936	(6)	224,936
	2010	150,000	264,210	(1)	None	69,254		483,464
	2009	150,000	557,753	(2)	None	60,197		767,950
Yoram Bronicki, President, Chief Operating
Officer and Director	2011	168,000	----		None	81,080	(7)	249,080
	2010	168,000	264,210	(3)	None	78,516		510,726
	2009	168,000	499,133	(3)	None	80,212		747,345
Joseph Tenne, Chief Financial
Officer	2011	290,429	9,946		235,680	94,201	(8)	630,256
	2010	204,936	87,666		303,360	73,279		678,452
	2009	180,114	119,029		297,440	71,177		667,760
Nadav Amir, Executive Vice President -
Operations	2011	278,498	55,412		235,680	80,635	(9)	650,225
	2010	256,929	87,666		303,360	77,836		725,791
	2009	238,447	144,088		356,928	81,362		820,825
Zvi Reiss, Executive Vice President -
Construction Management	2011	279,034	7,700		235,680	78,362	(10)	600,776
	2010	275,923	17,387		303,360	73,630		670,300
	2009	261,930	72,420		356,928	63,898		755,176
Joseph Shiloah, Executive Vice President -
Business Development - Special Projects,	2011	219,768	55,412		235,680	65,081	(11)	575,941
Rest of the World	2010	201,853	87,666		303,360	65,040		200,462
	2009	186,848	150,353		356,928	56,360		750,489

(1)	Represents annual bonus for each of Mr. and Mrs. Bronicki from the Company, based on formulas set forth in their employment agreements, which are described below.

(2)
Represents annual bonus for each of Mr. and Mrs. Bronicki in the amounts of $452,633 and $105,120 from the Company and its parent, respectively, based on formulas set forth in their employment agreements, which are described below.

(3)	Represents annual bonus for Mr. Yoram Bronicki from the Company, based on a formula set forth in his employment agreement, which is described below.

(4)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. The awards were Stock Appreciation Rights (SARs).  Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. For a discussion of the assumptions used in reaching this valuation, see Note 15 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2011.

(5)
Includes payments of auto-related expenses in the amount of $11,176; Israel National Insurance in the amount of $1,811; health insurance in the amount of $226; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $24,927; Education Fund in the amount of $2,373; vacation redemption of $9,613; and perquisites amounting to $2,704.

(6)
Includes payments of auto-related expenses in the amount of $11,176; Israel National Insurance in the amount of $890; U.S. Social Security in the amount of $11,428; health insurance in the amount of $226; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $28,592; Education Fund in the amount of $2,373; vacation redemption of $17,158; and perquisites amounting to $1,271.

(7)
Includes payments of auto-related expenses in the amount of $14,317; Israel National Insurance in the amount of $7,692; U.S. Social Security in the amount of $11,137; health insurance in the amount of $13,477; convalescence pay in the amount of $1,822; 401(k) Plan matching contribution in the amount of $3,500; Defined Contribution Plan in the amount of $19,188; Education Fund in the amount of $2,373; vacation redemption of $4,735; and perquisites amounting to $2,839.

(8)
Includes payments of auto-related expenses in the amount of $14,465; Israel National Insurance in the amount of $13,882; U.S. Social Security in the amount of $3,678; health insurance in the amount of $226; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $35,137; Education Fund in the amount of $3,955; vacation redemption of $18,420; and perquisites amounting to $2,616.

(9)
Includes payments of auto-related expenses in the amount of $13,861; Israel National Insurance in the amount of $13,877; health insurance in the amount of $226; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $43,843; Education Fund in the amount of $3,955; and perquisites amounting to $3,051.

(10)
Includes payments of auto-related expenses in the amount of $15,236; Israel National Insurance in the amount of $13,651; U.S. Social Security in the amount of $5,083; health insurance in the amount of $52; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $37,600; Education Fund in the amount of $3,955; and perquisites amounting to $963.

(11)
Includes payments of auto-related expenses in the amount of $11,176; Israel National Insurance in the amount of $14,430; health insurance in the amount of $52; convalescence pay in the amount of $1,822; Defined Contribution Plan in the amount of $31,885; Education Fund in the amount of $3,955; and perquisites amounting to $1,761.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2011:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (2)
Lucien Y. Bronicki	None	None	N/A	N/A
Yehudit Bronicki	None	None	N/A	N/A
Yoram Bronicki	None	None	N/A	N/A
Joseph Tenne	March 31, 2011	24,000	25.65	235,680
Nadav Amir	March 31, 2011	24,000	25.65	235,680
Zvi Reiss	March 31, 2011	24,000	25.65	235,680
Joseph Shiloah	March 31, 2011	24,000	25.65	235,680

(1)
These grants were Stock Appreciation Rights (SARs), and each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.  These SARs begin to vest following two years from the date of grant (March 2011), with 25% of the SARs vesting on each of the second and third anniversaries of the grant date and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2015.

(2)	These amounts are the grant date fair value of each award, computed in accordance with accounting guidance for stock compensation.

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards table:

Our Group I Executives

Lucien Bronicki

We have entered into an executive employment agreement with Lucien Bronicki, as our Chief Technology Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on June 30, 2008, and automatically renewed for one additional four-year term expiring on June 30, 2012.  The employment agreement has been renewed for an additional two-year term and will expire on June 30, 2014, unless terminated earlier by either us or Mr. Bronicki pursuant to the terms of the agreement. There is no further automatic renewal provision in Mr. Bronicki’s employment agreement.

The employment agreement provides for a monthly base salary of $10,333. As described above, the agreement also provides for the payment of an annual bonus as a percentage of our and our parent’s net after-tax profit. The Board of Directors or the Audit Committee of our parent has the discretion to reduce or to resolve not to pay the bonus component based on our parent’s performance, its financial condition, or its financial results for the prior year.

In accordance with the terms of the bonus provision in his employment agreement, Mr. Bronicki did not receive a bonus from the Company or from Ormat Industries for the year ended December 31, 2011.

Yehudit Bronicki

We have entered into an executive employment agreement with Yehudit Bronicki, as our Chief Executive Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on June 30, 2008, and automatically renewed for one additional four-year term expiring on June 30, 2012. The employment agreement has been renewed for an additional two-year term and will expire on June 30, 2014, unless terminated earlier by either us or Mrs. Bronicki pursuant to the terms of the agreement. There is no further automatic renewal provision in Mrs. Bronicki’s employment agreement.

The employment agreement provides for a monthly base salary of $12,500.  As described above, the agreement also provides for the payment of an annual bonus as a percentage of our and our parent’s net after-tax profit. The Board of Directors or the Audit Committee of our parent has the discretion to reduce or to resolve not to pay the bonus component based on our parent’s performance, its financial condition, or its financial results for the prior year.

In accordance with the terms of the bonus provision in her employment agreement, Mrs. Bronicki did not receive a bonus from the Company or from Ormat Industries for the year ended December 31, 2011.

Yoram Bronicki

We have entered into an executive employment agreement with Mr. Yoram Bronicki, as our President and Chief Operating Officer, effective as of July 1, 2004. The employment agreement had an initial four-year term expiring on  June 30, 2008, and is automatically extended for additional two-year terms, unless terminated earlier by either us or Mr. Bronicki in accordance with its terms.

The employment agreement provides for a monthly base salary of $14,000.  As described above, the employment agreement, as modified, also provides for the payment of an annual bonus as a percentage of our net after-tax profit.

In accordance with the terms of the bonus provision in his employment agreement, Mr. Bronicki did not receive a bonus from the Company for the year ended December 31, 2011.

Our Group II Executives

Joseph Tenne is employed by Ormat Systems, one of our subsidiaries and by us, and serves as our Chief Financial Officer.  Nadav Amir is employed by Ormat Systems and serves as our Executive Vice President of Operations; and Zvi Reiss is employed by Ormat Systems and serves as our Executive Vice President of Project Management; and Joseph Shiloah is employed by Ormat Systems and serves as our Executive Vice President of Business Development — Special Projects, Rest of the World.

Each of Messrs. Tenne, Amir, Reiss, and Shiloah is party to an employment agreement with Ormat Systems that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits. Under the employment agreements of Messrs. Amir, Reiss, and Shiloah either party may terminate the employment relationship upon thirty days prior written notice, while Mr. Tenne’s agreement provides for ninety days prior written notice.  In the event of termination within one year of a change in control, Mr. Tenne’s agreement provides for eight months prior written notice.  However, termination for cause does not require any prior notice. An employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Messrs. Tenne, Amir, and Reiss are agreed separately with each employee. Each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees.  In addition, each of the individuals has the benefit of the use of a company-leased car.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2011:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lucien Y. Bronicki	None	None		N/A	N/A
Yehudit Bronicki	None	None		N/A	N/A
Yoram Bronicki	None	None		N/A	N/A
Joseph Tenne	14,900	None		34.13	April 7, 2016
	20,000	None		42.08	March 29, 2014
	10,000	10,000	(1)	45.78	April 8, 2015
	6,500	19,500	(2)	26.84	March 18, 2016
	None	24,000	(3)	29.95	April 16, 2017
	None	24,000	(4)	25.65	March 31, 2018
Nadav Amir	20,000	None		34.13	April 7, 2016
	24,000	None		42.08	March 29, 2014
	12,000	12,000	(1)	45.78	April 8, 2015
	7,800	23,400	(2)	26.84	March 18, 2016
	None	24,000	(3)	29.95	April 16, 2017
	None	24,000	(4)	25.65	March 31, 2018
Zvi Reiss	20,000	None		34.13	April 7, 2016
	24,000	None		42.08	March 29, 2014
	12,000	12,000	(1)	45.78	April 8, 2015
	7,800	23,400	(2)	26.84	March 18, 2016
	None	24,000	(3)	29.95	April 16, 2017
	None	24,000	(4)	25.65	March 31, 2018
Joseph Shiloah	20,000	None		34.13	April 7, 2016
	24,000	None		42.08	March 29, 2014
	12,000	12,000	(1)	45.78	April 8, 2015
	7,800	23,400	(2)	26.84	March 18, 2016
	None	24,000	(3)	29.95	April 16, 2017
	None	24,000	(4)	25.65	March 31, 2018

(1)
These options began to vest two years after the April 2008 grant date, with 25% of the options vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The options will become completely exercisable in April 2012.

(2)
These are SARs which began to vest two years after the March 2009 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2013. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(3)
These are SARs which begin to vest two years after the April 2010 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2014. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(4)
These are SARs which begin to vest two years after the March 2011 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in March 2015.  Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

Option Exercises

No options were exercised by our NEOs during the year ended December 31, 2011.

Potential Payments upon Termination or Change in Control

The employment agreements of our Group I executives contain the following terms regarding post-termination and change in control payments:

Pursuant to the terms of Lucien Bronicki’s, Yehudit Bronicki’s, and Yoram Bronicki’s employment agreements, if the Company or the respective Group I executive officer terminates his or her employment agreement for any reason other than for cause, the respective executive officer will be entitled to his or her salary, bonus and other benefits for the applicable notice period. The notice period in the employment agreements of Lucien and Yehudit Bronicki is 180 days and the notice period in the employment agreement of Yoram Bronicki is 120 days. In the event of termination other than for cause, the executive officer will also be entitled to an assignment of his or her “executive manager’s insurance policy” and monies accumulated under such policy based on deductions from his or her base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his or her severance pay, and the amount of severance pay to which he or she is entitled based on the monthly base salary at the time of termination multiplied by the number of years he or she has been employed by us or Ormat Industries.

Each of Lucien, Yehudit, and Yoram Bronicki is also entitled to change in control payments if (a) within three years following the occurrence of a change in control, the respective executive officer’s employment is terminated by the Company other than for disability or cause, (b) within 180 days following a change in control, the respective executive officer terminates his or her employment agreement for any reason with 90 days’ prior written notice or  (c) within three years following the occurrence of a change in control, the respective executive officer terminates his or her employment agreement for good reason. In any such event, we will be required to pay him or her a lump sum equal to (1) his or her full unpaid and accrued base salary through the date of termination; (2) his or her monthly base salary at the time of the change in control including any increases therein for 24 months; (3) bonus payments for the next two years calculated as the average of the annual bonus paid to him or her for the two years immediately preceding the change in control; (4) a portion of the annual bonus for the year in which the termination of employment occurs with the amount thereof multiplied by a fraction, the numerator of which is the number of days in the relevant year through the date of termination and the denominator of which is 365; and (5) any unpaid annual bonus for any completed year. In the case of Yoram Bronicki, he would be entitled as well to the amount of the annual matching contribution that would be made by the Company to his 401(k) plan assuming his maximum contribution under the plan, multiplied by two.  In addition, the executive officer will also be entitled to all employee health, accident, life insurance, disability and other employee welfare benefits for a two-year period following his or her last day worked, or until he or she obtains new employment, whichever is earlier. “Cause” means an employee’s conviction of a criminal offense constituting an act of moral turpitude.

A “change in control” will be deemed to occur if:

●
any person holds or becomes the holder of 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or of Ormat Industries, excluding any acquisition directly from the Company or from Ormat Industries or any acquisition by the Company;

●	more than 50% of the current members of the Board of Directors or directors nominated by the current members of the Board no longer serve as directors;

●
the Company merges or is consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of the Company are sold or otherwise acquired by, another corporation or entity; or

●	the stockholders of the Company or of Ormat Industries approve a complete liquidation or dissolution of the Company or Ormat Industries.

“Good reason” means:

●
a reduction by the Company in the respective executive officer’s base salary or bonus as in effect at the time of a change in control, or a change in the manner of computation of such officer’s bonus that is adverse to him or her;

●
the assignment to the respective executive officer of any duties inconsistent with his or her position, duties, responsibilities and status with the Company at the time of the change in control, or any material reduction in authority or responsibilities from those assigned at the time of the change in control, or a change in such officer’s title or offices as in effect at the time of the change in control, or any removal of such officer from, or any failure to re-elect such officer to, any of such positions, except in connection with the termination of such officer’s employment by reason of disability or for cause; or

●	the relocation of the respective executive officer’s office to a location more than 60 miles from its location at the time of a change in control.

If Lucien, Yehudit, or Yoram Bronicki’s employment is terminated by the Company other than for disability or cause, and a change in control (as defined in Internal Revenue Code Section 409A) occurs within six months thereafter, the respective executive officer will be entitled to the payments described above.

Except as described below, each of Lucien, Yehudit and Yoram Bronicki will be restricted for a period of one year following his or her termination of employment from accepting employment with or advising certain companies in competition with us; or soliciting any of our employees to leave our employ.

These restrictions will not apply if (i) any of Lucien, Yehudit and Yoram Bronicki terminates his or her employment for good reason following a change in control; or (ii) the Company terminates any of Lucien, Yehudit and Yoram Bronicki’s employment for a reason other than cause or a material violation of his or her employment agreement.

In addition, he or she will be prohibited from disclosing any confidential information about the Company for a period of three years following his or her termination of employment.

We believe that the change in control provisions in the employment agreements for our Group I executives are appropriate in order to help ensure that, if the possibility of a change in control occurs, our Group I executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the obvious effects a change in control could have on their personal situations.  We believe the purpose of the change in control provision is to protect the Group I NEO against a loss of employment that frequently occurs upon a change in control rather than to provide a payment when the change in control occurs even though the Group I NEO's employment is continued.  We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Other than Joseph Tenne, our Group II executives do not have specific termination or change in control payment provisions in their employment agreements.  Mr. Tenne's employment agreement was recently amended to provide for an eight-month notice period in the event of termination within one year of a change in control.  All of our Group II executives are entitled to salary and other compensation payments during the relevant notice period. Our Group II executives are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company.  Our Group II executives are also entitled to payments under our defined contribution plan.  The employment agreements of Messrs. Amir, Reiss, Tenne, and Shiloah do not include non-compete or non-solicitation provisions.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below. The Company does not provide excise tax gross-ups for change in control payments.  There is no distinction in the calculation of the termination payments due to our Group II Executives in the event of termination without cause or termination upon a change in control. The amounts have been calculated based on the assumption that the termination occurred on December 31, 2011.

Name	Termination without Cause ($)	Change in Control ($)
Lucien Y. Bronicki	586,026	1,207,540
Yehudit Bronicki	713,359	1,427,441
Yoram Bronicki	188,260	950,630
Joseph Tenne	231,705	391,968
Nadav Amir	830,705	830,705
Zvi Reiss	468,858	468,858
Joseph Shiloah	556,752	556,752

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each member of our Board of Directors during the year ended December 31, 2011. Our executive officers who are members of our Board of Directors do not receive additional compensation for their service as Board members.

Name	Fee Earned or Paid in Cash ($)	Options Awards ($) (1) (2)	Total ($)
Dan Falk	59,500	52,050	111,550
Roger W. Gale	46,000	52,050	98,050
Robert F. Clarke	49,000	52,050	101,050
David Wagener	43,000	52,050	95,050

(1)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. For a discussion of the assumptions used in reaching this valuation, see Note 15 to our consolidated financial statements for the year ended December 31, 2011.

(2)
At fiscal year end, each non-management director held the following aggregate number of option awards:  (i) Mr. Falk held options to purchase 45,000 shares; (ii) Dr. Gale held options to purchase 52,500 shares; (iii) Mr. Clarke held options to purchase 45,000 shares; and (iv) Mr. Wagener held options to purchase 22,500 shares.

Cash Compensation

The cash compensation of our non-employee directors is as follows:

1.	Base annual retainer of $25,000 as fees related to their service on our Board of Directors. As of January 2012, the base annual retainer has been increased to $40,000.

2.	Board meeting fees of $2,500 for each in-person meeting attended; $500 for each telephonic meeting attended; and $1,000 for telephonic participation in an in-person meeting.

3.	Committee meeting fees of $1,500 for each in-person meeting attended and $500 for each telephonic meeting attended.

4.	Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other committees do not receive an annual retainer.

6.	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board of Directors or committees.

Equity Compensation

Each newly appointed non-employee director receives an initial grant of options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant.  Each non-employee director receives annually from the second year of service options to purchase 7,500 shares of the Common Stock of the Company at an exercise price equal to the NYSE closing price on the date of the grant, unless the Company’s results are released on that day and then the exercise price is the NYSE closing price on the following day. The Company customarily grants the annual award of options to its non-employee directors in November of each year.   The Company does not have stock ownership guidelines for its directors.

PROPOSAL 2 – APPROVAL OF THE ORMAT TECHNOLOGIES, INC.
2012 INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted and recommends the approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”).

Our current plan, the 2004 Incentive Compensation Plan (the “2004 Plan”) provides that grants may no longer be made thereunder after November 10, 2014, and only 641,550 shares remain available for grant under the 2004 Plan as of the date of this proxy statement.  The Board believes that it is appropriate to establish a new equity incentive plan in order that shares may be available for future grants.  The purpose of the 2012 Plan is to:

•	Encourage share ownership by our key employees and directors and align compensation with performance results and shareholder interests.

•	Provide competitive incentive compensation sufficient to attract, motivate and retain key employees and directors with the Company.

•	Promote decision-making that is consistent with the long-term goals of the Company and our stockholders.

Summary of the 2012 Plan

The following is a summary of certain material features of the 2012 Plan which is qualified in its entirety by reference to the complete terms of the 2012 Plan attached hereto as Appendix A.

Eligible Participants. Employees, non-employee directors and independent contractors of Ormat and our subsidiaries are eligible to receive awards.  Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki were not granted awards under the 2004 Plan, and the Company currently has no intent to grant them awards under the 2012 Plan.

Administration of the Plan. The Compensation Committee administers the Plan.  The Compensation Committee determines the eligible individuals who will be granted awards, the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.  The Compensation Committee may delegate to the Chief Executive Officer the right to designate eligible participants to receive awards and to determine the amount of awards to individual participants.  With respect to the grant of performance awards to covered employees under Section 162(m) of the Internal Revenue Code (the Chief Executive Officer and the three next most highly compensated executive officers other than the Chief Financial Officer), however, in order that we may take a tax deduction for performance-based compensation to these covered employees in excess of $1 million for any year performance awards are granted solely by a sub-committee of the Compensation Committee, called the Grant Committee, that consists of two or more “outside directors” within the meaning of Section 162(m).

Available Shares. There are 4 million shares available for issuance under the 2012 Plan.  No single participant may receive options, stock appreciation rights or other awards of more than 100,000 shares under the 2012 Plan in any calendar year.  The maximum number of shares, both in total and in respect of any one participant, will be reduced as follows:  (i) for grants of stock options or stock appreciation rights by each share subject to an award and (ii) for grants of any award of restricted stock, stock units or other awards, by 2.46 multiplied by each share subject to an award.  If the 2012 Plan is approved by stockholders, no further awards will be granted under the 2004 Plan.

Shares covered by the unexercised or undistributed portion of any terminated, expired or forfeited award under the 2012 Plan will be made available again for further awards under the 2012 Plan; however, shares that are withheld or delivered for tax withholding or in connection with the exercise price or net share entitlement of an option or stock appreciation right will not be made available again.

In the event any change in or affecting our outstanding shares occurs by reason of a stock dividend or split, merger of consolidation, recapitalization, reorganization, combination or exchange of shares or other similar corporate changes, we will make appropriate adjustments to the 2012 Plan and/or to outstanding awards, which may include changes in the number of remaining shares under the 2012 Plan, the number of remaining shares subject to outstanding awards, and the maximum number of shares that may be granted or delivered to any single participant, and may accelerate the vesting of outstanding awards.

Awards may be granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in which event the assumption or substitution shall be accomplished in a manner permitting the award to be exempt under Internal Revenue Code Section 409A.

Changes from the 2004 Plan. The terms of the 2012 Plan are substantially the same as the 2004 Plan except for the following key differences:

•
Repricings. The 2012 Plan prohibits repricing options and stock appreciation rights without stockholder approval where the 2004 Plan did not contain a prohibition against repricing.  A “repricing” means reducing the exercise price, canceling the award and granting replacement awards at a time when the option or stock appreciation right price is equal to or less than the market value of the underlying stock, or repurchasing the award for cash at a time when the price is equal to or less than the market value of the underlying stock.

•
Clawback Policy. The 2012 Plan provides that the Compensation Committee may provide in an award that the award will be forfeited or recouped if the participant violates a noncompetition, nonsolicitation or nondisclosure covenant set forth in the award or another agreement with the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company.  The 2012 Plan also provides that any award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required thereunder.

•
Limitation on Individual Options. The 2012 Plan limits the amount of shares that may be subject to options, stock appreciation rights and other awards to any individual participant in any calendar year to 100,000.

•	Available Shares. The 2012 Plan authorizes 4,000,000 shares as available for grant. The 2004 Plan authorized 3,750,000 shares.

•
Reusing Unused Shares. The 2012 Plan provides that shares that are tendered by a participant to pay the exercise price of an option or that are withheld for taxes will not become available to be reissued.

•	Discharge for Cause. The 2012 Plan provides for forfeiture of any awards held by participants discharged for Cause (as defined in the 2012 Plan).

•	Performance Measures. The 2012 Plan adds budget and expense management as a new category of performance goal for performance-based compensation.

Awards

The following awards may be made under the 2012 Plan.

Options. A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The Compensation Committee will determine the exercise price of options granted under our Plan, which will be at least equal to the fair market value of our Common Stock on the date of grant. The aggregate fair market value, determined as of the date the option is granted, of the shares of our Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. Stock options generally may not be exercised after ten years from the date of the grant thereof, unless a shorter period is specified in the grant agreement. At the relevant time of exercise, the option price must be paid in full in cash or if permitted in the award agreement in shares of our Common Stock with a fair market value on the date of exercise equal to the option price or in a combination of cash and shares of Common Stock whose fair market value on the date of exercise thereof together with such cash will equal the option price. After termination of any of our employees, directors or independent contractors, unless the Compensation Committee determines otherwise, an unvested option typically will be subject to forfeiture, and a vested option will be exercisable for the period of time stated in the option agreement. If termination is due to death or retirement, the option generally will remain exercisable for one year following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights. A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant, for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right may be granted in conjunction with an option or alone. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the Compensation Committee. The Compensation Committee determines the exercise price of stock appreciation rights, the vesting schedule and other terms and conditions of stock appreciation rights; however, stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock. Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. The Compensation Committee will determine the number of shares of restricted stock granted to any employee. Unless the Compensation Committee determines otherwise, shares that do not vest typically will be subject to forfeiture to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, or upon the termination of the employee, director or independent contractor for any reason including death or retirement.

Stock Units. Stock units are rights to receive shares of our Common Stock at a future date. The Compensation Committee determines the terms and conditions of stock units.

Phantom Stock. Phantom stock are rights to receive an amount of cash equal to the fair market value of a share of our Common Stock at a specified date. The Compensation Committee determines the terms and conditions of phantom stock.

Incentive Bonuses. Incentive bonuses are rights to receive cash or shares of our Common Stock. The Compensation Committee determines the terms and conditions of such incentive bonuses. The Board has determined that up to 20% of the annual profits available for distribution by the Company may, at any time from time to time, be distributed to the employees of the Company by way of cash incentive bonuses to employees, pursuant and subject to the provisions of the Plan and at the discretion of the Board. In determining whether there are annual profits available for distribution as cash incentive bonuses, our Board of Directors will take into account our business plan and current and expected obligations, and no such distribution will be made that in the judgment of our Board of Directors would prevent the Company from meeting such business plan or obligations.

Any such distribution will only be made when, as and if approved by our Board of Directors out of funds legally available therefor. The actual amount and timing of any such distribution will depend upon our financial condition, results of operations, business prospects and such other matters as the Board may deem relevant from time to time. Even if profits are available for such distribution, the Board could determine that such profits should be retained for an extended period of time, used for working capital purposes, expansion or acquisition of businesses or any other appropriate purpose.

Performance Awards. Performance awards are awards of options, stock appreciation rights, restricted stock, stock units, phantom stock, and incentive bonus awards that will result in a payment to a key employee only if performance goals established by the Compensation Committee or the Grant Committee are achieved. The Compensation Committee or the Grant Committee will establish performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to key employees. The performance goals may be based upon the achievement of company-wide, divisional or individual goals as determined by the Compensation Committee or the Grant Committee.  The performance goals set forth in the 2012 Plan are: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; budget and expense management; gross profits; and/or reductions in costs.  These goals may be adjusted at the time the award is made to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Under the Plan, no person will receive, in any one fiscal year, grants of performance awards for more than 500,000 shares of our Common Stock for performance awards of options, stock appreciation rights, restricted stock, stock units and phantom stock. The maximum dollar amount of any performance award of incentive bonuses that may be paid to any key employee in any fiscal year may not exceed $10 million.

Other types of stock-based awards may also be granted, either alone or in tandem with any other award, so long as they are consistent with the purpose of the 2012 Plan.  Special terms may apply for awards to participants who are foreign nationals, or who are employed outside of the United States, as the Compensation Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom.

Dividend Equivalents. Any award (other than options, stock appreciation rights and bonuses) under the Plan may, in the discretion of the Compensation Committee, earn dividend equivalents.

Transferability of Awards. Unless the Compensation Committee determines otherwise, no award or portion of an award will be transferable other than by will or by the laws of descent and distribution, except that an option and tandem stock appreciation right may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable award. A tandem stock appreciation right may never be transferred except to the transferee of the related option. Only the participant may exercise an award during his or her lifetime.

Amendment and Termination of the Plan. The 2012 Plan will automatically terminate in 2022, unless we terminate it earlier.  In addition, our Board of Directors has the authority to amend, suspend or terminate the 2012 Plan, provided that such amendment does not adversely affect any award previously granted under the 2012 Plan, unless the Board of Directors determines that an amendment is desired or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code.  The Board may not, however, without the approval of stockholders, change the class of eligible individuals who may become participants, nor increase the maximum number of shares of Common Stock authorized for the 2012 Plan, nor reduce the basis upon which the minimum option price is determined, nor extend the period within which awards under the 2012 Plan may be granted, nor provide for an option or stock appreciation right that is exercisable more than ten years from the date it is granted unless the participant dies, nor amend the prohibition against repricing.

Historical Grant Information

While the use of equity and cash incentive awards are important parts of Ormat’s compensation programs, we are mindful of our responsibility to our stockholders.  Under the 2004 Plan, our equity awards have vested 25% on each of the second and third anniversaries of the grant date and the remaining 50% on the fourth anniversary of the grant date.

The awards to be granted in the future under the 2012 Plan are not currently determinable.  It will depend on corporate and individual performance and other determinations to be made by the Compensation Committee.  However, for illustrative purposes, the following table reflects the number of shares subject to stock appreciation rights (which were the only equity awards) which were granted to the following under the 2004 Plan during 2011:  each of the named executive officers; all current executive officers as a group; all current directors who are not executive officers as a group; and, all employees, including all current officers who are not executive officers, as a group:

	Dollar Value	Shares
	($)	(#)
Lucien Bronicki	None	None
Yehudit Bronicki	None	None
Yoram Bronicki	None	None
Joseph Tenne	235,680	24,000
Nadav Amir	235,680	24,000
Zvi Reiss	235,680	24,000
Joseph Shiloah	235,680	24,000
Executive Officer Group	1,865,800	190,000
Non-Executive Director Group	208,200	30,000
Non-Executive Officer
Employee Group	6,109,513	622,150

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the 2012 Plan.  This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the participant.  In addition, a participant will not recognize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the participant is an employee or within three months following termination of employment (longer in the case of death).  In such event, the excess of the fair market value of the shares acquired over the option price will be includible in the participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax.  If the participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss.  Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income.  In the event of an earlier disposition, the participant will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized.  Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held.  Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the participant recognizes such taxable ordinary income.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the participant.  Upon the exercise of a non-qualified stock option, the participant will recognize taxable ordinary income, and we will be entitled to a deduction, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise.  Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee.  Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee.  We will be entitled to a deduction in the same amount and at the same time.

Restricted Stock. A participant normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions.  Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends thereon to which the participant then becomes entitled.  However, a participant may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions.  We will be entitled to a deduction in the same amount and at the same time as the participant realizes income, subject to the limitations of Code Section 162(m).

Stock Units. Any cash and the fair market value of any shares received in connection with the grant of a stock unit under the 2012 Plan will constitute taxable ordinary income to the participant in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Code Section 162(m).

Phantom Stock, Incentive Bonuses and Other Stock-Based Awards. The grant of phantom stock, incentive bonuses and other stock-based awards will generally constitute taxable ordinary income to the participant in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of the Code Section 162(m).

Dividend Equivalents. Dividend equivalents generally will be taxed at ordinary income rates when paid.  In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Code Section 162(m).

Withholding. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.

Section 162(m) of the Internal Revenue Code. Internal Revenue Code Section 162(m) generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO and any of the three other most highly paid executive officers except the CFO) to no more than $1 million.  Amounts payable upon exercise of stock options and SARs, which were granted at an exercise price of not less than fair market value at their date of grant, and other performance-based awards, are generally exempt from the $1 million deduction limitation.  Performance awards paid as a result of the achievement of the performance measures set forth in the 2012 Plan are designed to be exempt from the $1 million deduction limitation.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. Our Board of Directors believes the 2012 Plan complies with Section 409A of the Code.

Vote Required

The approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter, provided that the total votes cast represent over 50% in interest of all securities entitled to vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ORMAT TECHNOLOGIES, INC. 2012 INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2011.

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation plans approved by security holders	2,933,514	*	$32.40	641,550
Equity Compensation plans not approved by security holders	--		N/A	--
Total	2,933,514	*	$32.40	641,550
___________

*
Stock options to be issued pursuant to our 2004 Incentive Compensation Plan, as amended, and our Registration Statement on Form S-8 covering 1,250,000 shares filed with the SEC on November 9, 2005 and our Registration Statement on Form S-8 covering 2,500,000 shares filed with the SEC on June 4, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based upon a review of the forms filed and written confirmation provided by our officers, directors, and greater than ten percent beneficial owners, that during 2011 all of our officers, directors, and greater than ten percent beneficial owners filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

 We, and one of our wholly-owned subsidiaries, Ormat Systems, have a number of agreements with our parent, Ormat Industries.  Our parent beneficially owns approximately 59.89% of our Common Stock, and certain of our directors and named executive officers beneficially own approximately 35.11% of the Common Stock of our parent, in each case as of February 28, 2012, as described in "Security Ownership of Certain Beneficial Owners and Management."

These agreements involve transactions with related persons as defined in SEC regulations and are described below.  Each of the related party transactions discussed below is on terms that we believe are at least as favorable to us as would have been obtained in an arm's length transaction.

Guarantee Fee Agreement between the Company and Ormat Industries

On January 1, 1999, we entered into a guarantee fee agreement with Ormat Industries, pursuant to which Ormat Industries agreed to issue certain standby letters of credit and guarantees on our behalf to certain customers of ours, as well as guarantees with respect to our bank credit lines.

Such agreement establishes a fee, calculated quarterly, equal to 1% per annum of all amounts guaranteed or subject to an outstanding letter of credit during the relevant quarter, plus out of pocket expenses. Such payment is due quarterly in arrears and is payable against the receipt of an invoice from Ormat Industries.

As of the end of the second quarter of 2006, all guarantees provided by Ormat Industries were assigned to Ormat Systems. As of December 31, 2011, there were no outstanding letters of credit or guarantees provided under the guarantee fee agreement.

Reimbursement Agreement between the Company and Ormat Industries

On July 15, 2004, we entered into a reimbursement agreement with Ormat Industries, pursuant to which we agreed to reimburse Ormat Industries for any draws made on any standby letter of credit subject to the guarantee fee agreement between us and Ormat Industries described above, and for any payments made under any guarantee provided by Ormat Industries subject to such guarantee fee agreement. Interest on any amounts owing pursuant to the reimbursement agreement is paid at a rate per annum equal to Ormat Industries’ average effective cost of funds plus 0.3% in U.S. dollars. There are no amounts currently owing to Ormat Industries pursuant to the reimbursement agreement.

Sublease Agreements between Ormat Systems and Ormat Industries

Ormat Systems, our subsidiary, entered into a sublease, effective as of July 1, 2004, with Ormat Industries for real estate leased by Ormat Industries from the Israel Land Administration on which production and manufacturing facilities are located. The term of the sublease, which originally was due to expire on June 1, 2008, has been extended by a consent of the Israel Land Administration for a period that is the shorter of (1) 25 years (including the initial term) or (2) the remaining period of the underlying lease agreements with the Israel Land Administration (which terminate between 2018 and 2047).

Pursuant to the sublease, Ormat Systems agreed to pay rent, in advance, on a monthly basis, equal to $52,250 (plus VAT) per month. Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year. Pursuant to the sublease, Ormat Systems has also agreed to pay taxes and other compulsory charges, to make other required payments, and to indemnify Ormat Industries for taxes (other than income taxes) imposed in connection with the subleased real estate. During the course of the year ended December 31, 2011, Ormat Systems paid approximately $730,000 to Ormat Industries pursuant to the sublease. The approximate aggregate value of future lease payments under the sublease is $13.1 million.

In January 2010, Ormat Systems entered into an additional sublease agreement with Ormat Industries, effective as of April 1, 2009, for the sublease of an additional lot of approximately 23.8 dunam (5.88 acres) that is contiguous to the current lot sub-leased by Ormat Systems from Ormat Industries. Ormat Industries has erected a specialized industrial building on the new lot and is subleasing the lot and the building to Ormat Systems pursuant to the long-term sublease agreement. The term of the sublease will end on July 12, 2029, which is the same expiration date as the previous sublease agreement entered into in July 2004.

Pursuant to the sub-lease agreement, Ormat Systems will pay a monthly rental fee of $77,000, on a quarterly basis, representing, on an annual basis, 8.5% of Ormat Industries’ total expenditure with regard to the property (plus VAT). Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year. Ormat Systems will also pay taxes and other compulsory charges and indemnify Ormat Industries for taxes (other than income taxes) imposed in connection with the subleased real estate. Ormat Systems commenced rental payments under the new sublease in January 2010. During the course of the year ended December 31, 2011, Ormat Systems paid approximately $988,000 to Ormat Industries pursuant to the sublease.  The approximate aggregate value of future lease payments under the new sublease is $17.8 million.

In January, 2012, Ormat Systems and Ormat Industries amended the sublease agreements to exclude the rooftops of the leased property subleased by Ormat Systems from Ormat Industries (the "Rooftops") from the existing sublease agreements.  The financial terms of the sublease agreements were not revised.  Concurrently with this amendment, Ormat Industries entered into a sublease agreement with ORSOL Energy 1 LPC ("ORSOL"), an entity under the control of Ormat Systems, whereby Ormat Industries agreed to sublet the Rooftops to ORSOL for use in connection with solar PV systems.  Pursuant to the sublease, ORSOL agreed to pay rent, quarterly in advance, at a monthly rate equal to NIS 21,000 (plus VAT) per each one (1) megawatt of electricity that ORSOL is permitted to produce, pursuant to its production license, from its facility on the subleased premises.  Payment will be adjusted every year to reflect increases in the Israeli Consumer Price Index, but will in no event be lower than the rent paid during the previous year.  Pursuant to the sublease, ORSOL also agreed to pay taxes and other compulsory charges, and to make other required payments, imposed in connection with the subleased premises.  The sublease is subject to the fulfillment by ORSOL of certain conditions subsequent within 24 months from entering into the agreement, such as receiving a building permit and a conditional license to operate its solar PV system. If such conditions subsequent are not fulfilled within the given time, the sublease will become null and void.

License Agreement between Ormat Systems and Ormat Industries

On July 15, 2004, Ormat Systems entered into a patents and trademarks license agreement, effective as of July 1, 2004, pursuant to which Ormat Industries granted a world-wide royalty-free license to Ormat Systems (which is exclusive with respect to the patents and certain of the trademarks) to internally copy, use, and create derivatives of certain patents and trademarks. The license survives sales and/or transfers of the patents and trademarks and Ormat Systems owns the derivatives created from the licensed patents. The term of the license agreement continues until the patents or trademarks expire or are assigned to Ormat Systems (which are intended to be assigned, subject to tax and other considerations) and the agreement may be terminated if either party becomes insolvent.

Service Agreement between Ormat Systems and Ormat Industries

On July 15, 2004, Ormat Systems entered into a service agreement with Ormat Industries, pursuant to which Ormat Systems agreed to provide, as an independent contractor, certain corporate, financial, secretarial and administrative services to Ormat Industries. At the request of Ormat Industries, Ormat Systems may also provide certain engineering services.

Ormat Industries is required to pay $10,000 per month for all services (other than engineering services) rendered pursuant to such service agreement plus all out-of-pocket expenses of Ormat Systems. For engineering services, Ormat Industries is required to pay a fee equal to the cost of such services plus 10.0%, as well as all out-of-pocket expenses of Ormat Systems. On each anniversary of such services agreement, such monthly fees are adjusted in accordance with the Israeli Consumer Price Index during the previous twelve-month period. During the course of the year ended December 31, 2011, Ormat Industries paid Ormat Systems approximately $143,000 pursuant to the service agreement.

Service Agreement between Ormat Systems and Ormat Industries

Effective January 1, 2008, Ormat Systems entered into a service agreement with Ormat Industries, pursuant to which Ormat Systems agreed to provide, as an independent contractor, certain research and development services relating to biodiesel activity to Ormat Industries or to its wholly owned subsidiary.

Ormat Industries or its wholly owned subsidiary is required to pay a fee equal to the cost of such services plus 10%, as well as all out-of-pocket expenses incurred by Ormat Systems.  No payments were made by Ormat Industries to Ormat Systems in the year ended December 31, 2011 pursuant to the service agreement.

Registration Rights Agreement between the Company and Ormat Industries

On November 10, 2004, the Company entered into a registration rights agreement with Ormat Industries. Under this agreement, Ormat Industries may require us on one occasion to register our Common Stock for sale on Form S-1 under the Securities Act if we are not eligible to use Form S-3 under that Act. Ormat Industries may require us on unlimited occasions to register our Common Stock for sale on Form S-3. In addition, we will be required to file a registration statement on Form S-3 to register for sale shares of our Common Stock that are or have been acquired by directors, officers and employees of Ormat Industries upon the exercise of options granted to them by Ormat Industries. Ormat Industries will also have an unlimited number of piggyback registration rights. This means that any time we register our Common Stock for sale, Ormat Industries may require us to include shares of our Common Stock held by it or its directors, officers and employees in that offering and sale, subject to certain allocation procedures set forth in the registration rights agreement.

We have agreed to pay all expenses that result from the registration of our Common Stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. We have also agreed to indemnify Ormat Industries, its directors, officers and employees against liabilities that may result from their sale of our Common Stock, including liabilities under the Securities Act.

Agreement with Tersus Software and Consulting Agreements

Effective April 15, 2005, the Company entered into an agreement with Tersus Software Ltd. (“Tersus”) for the licensing of software that will be used in the development of several applications, including an Enterprise Resource Planning ("ERP") solution and the monitoring of performance of the power plants. The price paid to Tersus under the agreement was $100,000. One of Tersus’ founders and stockholders (with a 29% share ownership on a fully diluted basis) is Youval Bronicki, son of Yehudit Bronicki, CEO of our Company, and Lucien Bronicki, Chairman of the Board and Chief Technology Officer of our Company.  During the year ended December 31, 2011, the Company paid an aggregate amount of $3,000 to Tersus for services relating to maintenance of the ERP solution pursuant to a maintenance agreement which is effective as of January 1, 2010.

Youval Bronicki was also retained as a consultant to the Company to assist with the development of the ERP solution. Pursuant to the consulting agreement, Youval Bronicki is compensated at an hourly rate for services performed.  In July 2011, the Company extended the consulting agreement with Youval Bronicki, at a rate of $100 per hour, with the services to be provided through Tersus Inc.  During the year ended December 31, 2011, the Company paid an aggregate amount of $80,000 to Mr. Bronicki and to Tersus Inc. for such consulting services.

Share Purchase and Shareholder Rights Agreements between BIL and FIMI

As noted above, Lucien Bronicki, Yehudit Bronicki and Yoram Bronicki, among other members of the Bronicki family, currently are beneficial owners of approximately 35.11% of our parent’s ordinary shares through Bronicki Investments Ltd., a company organized under the laws of Israel (“BIL”).  On March 16, 2012, BIL entered into agreements with the following affiliated investment funds (collectively “FIMI”):

●	FIMI ENRG Limited Partnership, a newly formed Israeli limited partnership (the “Israeli Fund”).

●	FIMI ENRG L.P., a newly formed Delaware limited partnership (the “Foreign Fund”).

●
FIMI Opportunity IV, L.P., a limited partnership formed under the laws of the state of Delaware and FIMI Israel Opportunity IV, Limited Partnership, a limited partnership formed under the laws of Israel, both of which control the Israeli Fund and the Foreign Fund.

Certain of the agreements between BIL and FIMI relate to and affect both our parent and us, although neither we nor our parent are parties to those agreements or have contractual obligations under those agreements.  These include:

●	Share Purchase Agreement dated as of March 16, 2012 among (i) BIL and (ii) the Foreign Fund and the Israeli Fund (collectively, the “Buyers”), which is described below (the “BIL Sale Agreement”).

●
Shareholder Rights Agreement among (i) BIL and (ii) the Buyers, which is described below, to be executed and become effective, if at all, only at the closing for the sale of our parent’s ordinary shares under the BIL Sale Agreement (the “BIL FIMI Shareholder Agreement”).

Copies of these agreements were furnished by BIL to our parent and to us.

BIL Sale Agreement

The BIL Sale Agreement provides, among other things, for BIL to sell to the Buyers part of BIL’s current ownership interest in the ordinary shares of our parent, on the terms and conditions set forth in that agreement.

If the sale under the BIL Sale Agreement occurs, BIL will sell to the Buyers 13,715,934 ordinary shares of our parent.  The BIL Sale Agreement also requires BIL to sell to third parties approximately 1.75 million ordinary shares of our parent.  As a result of those sales, and the ownership of other shares of our parent held by the Buyers, each of BIL and the Buyers will initially own approximately 22.499% of our parent’s outstanding ordinary shares.  The BIL Sale Agreement also gives the Buyers the right to acquire additional ordinary shares of our parent held by BIL on certain terms and conditions set forth in the agreement.  This includes:

●
a call option (exercisable during the two-month period following the fifth anniversary of the closing of the BIL Sale Agreement) for the Buyers to purchase up to 9 million shares (less the number of shares otherwise sold by BIL prior to the option exercise).

●	a right for the Buyers to receive for no additional consideration up to 2 million shares if certain post-closing financial tests are not satisfied.

●
A right of BIL to assign to the Buyers the balance of its loan up to a maximum amount of NIS 183 million against a transfer to the Buyers of 9 million shares (representing a price of NIS 20.33 per share).

The consummation of the sale is subject to the satisfaction of various terms and conditions set forth in the BIL Sale Agreement.  Those conditions may or may not be satisfied or waived.  If they are not satisfied or waived, the sale may not occur on the terms set forth in the BIL Sale Agreement, or at all.  These closing conditions include, among things, requirements that:

●	certain changes be made in the composition of our Board and the board of directors of our parent and our active subsidiaries, as described below.

●	the BIL FIMI Shareholder Agreement described below become effective.

BIL FIMI Shareholder Agreement

The BIL FIMI Shareholder Agreement, in the form attached to the BIL Sale Agreement, contains various provisions governing matters such as:

●           voting and transfers of the ordinary shares of our parent held by BIL and the Buyers;

●	the composition of the board of directors of our parent and its active subsidiaries (including us and our active subsidiaries); and

●	agreements concerning various corporate policies and governance matters relating to our parent and its subsidiaries, to the extent subject to a vote of our parent’s shareholders.

We understand that the BIL FIMI Shareholder Agreement will be executed and become effective, if at all, only at the closing for the sale of our parent’s ordinary shares under the BIL Sale Agreement described above.  If the BIL FIMI Shareholder Agreement becomes effective, the principal impact on us (as opposed to our parent) would be its possible effect on the election of our directors and the directors of our subsidiaries and the continued service of two of our named executive officers.  For example, it provides that, subject to certain exceptions, BIL and the Buyers will:

●
subject to any applicable law and fiduciary duties, use their reasonable efforts to cause an equal number of designees of BIL and the Buyers to be elected or appointed to our Board and to the boards of all active subsidiaries of our parent (including our subsidiaries).  In the case of our Board, the Buyers and BIL each have the right to designate four members.  The number of directors that BIL and the Buyers may designate  is subject to staged adjustments if either Buyers or BIL or both cease to own specified minimum amounts of our parent’s ordinary shares, within various ranges specified in the BIL FIMI Shareholder Agreement.

●	subject to any applicable law, use their best efforts to cause (subject to continued holding of certain minimum amounts of our parent’s ordinary shares):

○
the continued service of Yehudit Bronicki as our Chief Executive Officer and of Yoram Bronicki as our President and Chief Operations Officer, in each case for a service period set forth in the BIL FIMI Shareholder Agreement.  If either Yehudit Bronicki or Yoram Bronicki is unable to fulfill these positions, BIL is entitled to appoint to the applicable position another designee.

○	the appointment of the Buyers’ designee to serve as our Chairman of the Board for a service period set forth in the BIL FIMI Shareholder Agreement.

○
after the expiration of the service periods referred to above, the nomination of BIL’s designee as our Chief Executive Officer or Chairman of the Board (as BIL may decide in its sole discretion), and the appointment of the Buyers’ designee as our Chairman of the Board (if BIL’s designee serves as Chief Executive Officer) or our Chief Executive Officer (if BIL’s designee serves as Chairman of the Board).

The changes contemplated by the BIL FIMI Shareholder Agreement will not become effective without various actions by our Board or stockholders, and the boards of directors of our active subsidiaries.  If we are asked to implement the provisions that would impact us and our active subsidiaries, we anticipate that that request would be reviewed under our procedures for transactions with related persons, and any persons nominated to serve as members of our Board or committees of our Board would be considered by our Nominating and Corporate Governance Committee, among other things.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its executives, directors, or beneficial holders of more than 5% of our capital stock or their respective family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter, and in conformance with the Company’s (a) Code of Business Conduct and Ethics and (b) Financial Reporting Procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

The Company has adopted a formal written policy which requires the executive or director initiating a related party transaction to prepare (1) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (2) a preliminary draft agreement, which are then provided to the Company’s Disclosure Committee for review.  The Disclosure Committee, comprised of our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, the Board, and/or the stockholders. In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, the Board, and/or the stockholders, as applicable.  A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, the Board, and/or the stockholders determine in good faith.  In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arms length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

The sublease amendment described above between our subsidiary, Ormat Systems, and our parent company, Ormat Industries; the extension of the agreement for services provided by Youval Bronicki; and the amendments to each of Yehudit Bronicki's and Lucien Bronicki's employment agreements whereby their employment agreements were extended for an additional two years, were reviewed and approved by the Audit Committee and the Board under the procedures described above.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The stockholders are asked to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2012. PricewaterhouseCoopers LLP audited Ormat Technologies, Inc.’s annual financial statements for the year ended December 31, 2011. A representative of PricewaterhouseCoopers LLP will be present at the 2012 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if the representative so desires.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2011 and 2010 by PricewaterhouseCoopers LLP:

	2011	2010
Audit Fees(1)	$1,509,000	$1,501,000
Audit-Related Fees(2)	$38,000	$102,100
Tax Fees(3)	$295,200	$352,850
All Other Fees(4)	$5,200	$4,260
Total:	$1,847,400	$1,960,210

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and are not reported under paragraph (1) above. These services generally consisted of engagements associated with applications for cash grants for Specified Energy Property in Lieu of Tax Credits under Section 1603 of the American Recovery and Reinvestment Act of 2009.

(3)	Tax Fees represent the aggregate fees billed for U.S., state, local and international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has set a pre-approval procedure, and thus all auditors’ engagements are handled in accordance with such procedures, as follows:

A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

Non-audit services may only be approved by the full Audit Committee.

Vote Required for Ratification

The Audit Committee is solely responsible for selecting Ormat Technologies, Inc.’s independent registered public accounting firm for the year ending December 31, 2012. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2012. The Board of Directors believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat Technologies, Inc.’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereof are also available at our website address mentioned above.  If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our Chief Executive Officer, Chief Financial Officer or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.  The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (775) 356-9029.

Proxy Solicitation

Ormat will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. Ormat will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Stockholder Proposals for 2013 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of Stockholders or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2013 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2013 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 28, 2012, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2013 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2012 Annual Meeting of Stockholders, unless the date of the 2013 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2012 Annual Meeting of Stockholders. For the Company’s 2013 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 8, 2013 and no later than February 7, 2013. If the date of the 2013 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2012 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2013 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2013 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2013 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2013 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6225 Neil Road, Reno, Nevada 89511.

By order of the Board of Directors, /s/ YEHUDIT BRONICKI Yehudit Bronicki Chief Executive Officer

Appendix A

ORMAT TECHNOLOGIES, INC.
2012 INCENTIVE COMPENSATION PLAN

1.	Purpose of Plan

The purpose of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan (the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in securing and retaining Eligible Individuals of outstanding ability by making it possible to offer them increased incentives, which may include a proprietary interest in the Corporation, to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words have the following meanings:

(a)                “Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, Dividend Equivalents or any combination of such types of Awards.

(b)                “Board of Directors” means the Board of Directors of Ormat.

(c)                 “Cause” means (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; or (iii) the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Company, “Cause” shall have the meaning set forth in such agreement.  The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.

(d)                “Code” means the Internal Revenue Code of 1986, as amended.

(e)                 “Committee” means the Compensation Committee of the Board of Directors.

(f)                 “Common Stock” means the common stock of Ormat, par value $.001.

(g)                 “Corporation” means Ormat and its Subsidiaries.

(h)                “Covered Employee” means a covered employee within the meaning of Code Section 162(m).

(i)                 “Effective Date” means the date specified in Section 21 of the Plan.

(j)                 “Eligible Individual” means an employee, a member of the Board of Directors or an independent contractor of the Corporation.

(k)                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)                 “Fair Market Value” means the closing price of a share of Common Stock on the New York Stock Exchange composite tape (or if the Common Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which the Common Stock is principally trading) on the date of measurement and if there were no trades on the measurement date, on the day on which a trade occurred next preceding such measurement date; provided, however, that if the measurement date is a Sunday, and the following Monday is a day on which trades occur, the closing price of a share of Common Stock on such Monday shall be used.

(m)               “Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award both “outside directors” as defined for purposes of Code Section 162(m) and the regulations under such section of the Code and “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.

(n)                “Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.

(o)                “Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.

(p)                “Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.

(q)                “Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period.  Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.

(r)                 “Ormat” means Ormat Technologies, Inc.

(s)                “Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.

(t)                 “Performance Award” means an Award granted pursuant to Section 11 of the Plan.

(u)                “Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.

(v)                “Plan” means this Ormat Technologies, Inc. 2012 Incentive Compensation Plan.

(w)               “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.

(x)                 “Retirement” means Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.

(y)                “Separation from Service” has the meaning set forth in Code Section 409A.

(z)                 “Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.

(aa)              “Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.

(bb)              “Subsidiary” means any (i) corporation or entity, other than Ormat, in an unbroken chain of corporations or other entities beginning with Ormat if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which Ormat has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

3.	Administration of Plan

The Plan will be administered by the Committee consisting of at least three members of the Board of Directors.  The Committee will determine the aggregate amount of shares of Common Stock to be the subject of Awards granted under the Plan each year to all Eligible Individuals and will make any adjustments under Section 17 of the Plan.  The Committee will also determine the amount of any Awards granted to Eligible Individuals and the terms of such Awards, except that Performance Awards to Covered Employees under Section 11 of the Plan will only be granted by the Grant Committee, in accordance with the requirements of Code Section 162(m) and Awards granted to executive officers and directors subject to Section 16 of the Exchange Act shall only be granted by the Grant Committee.  With respect to other Eligible Individuals, the Committee may delegate to the Chief Executive Officer of Ormat (the “CEO”) the right to designate Eligible Individuals (other than the CEO) to receive Awards and to determine the amount of any Awards granted to such Eligible Individuals and the terms of such Awards.  The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter, will constitute action by the Committee.  The Committee (or the Grant Committee, as the case may be), in its sole and absolute discretion and authority, will determine the amount, timing and restrictions on the Awards and will administer, construe and interpret the Plan, make rules for carrying out the Plan and make changes to such rules.  Any such determination, interpretation or change by the Committee (or the Grant Committee, as the case may be) will be final, conclusive and binding on all parties, including the Corporation and each Participant.

4.	Awards

Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee or the CEO pursuant to the power delegated to the CEO under Section 3 may determine.  Awards may be granted singly, in combination or in tandem.  The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan.  The provisions of Awards need not be the same with respect to each Participant.  In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.

5.	Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)                 Option Price.  The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(b)                 Incentive Stock Options.  Awards of Incentive Stock Options will be granted only to employees.

(c)                 Exercise Period.  The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award, provided that no Option shall be exercisable earlier than one year from the date of grant.  The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation.

(d)                 Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options.  This subclause (d) will be applied by taking Options into account in the order in which they were granted.  For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award.  If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option.  In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of Ormat or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(e)                 Payment for Shares of Common Stock.  Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by Ormat) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing.  The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.

(f)                 Substitute Options.  Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.

(g)                 Repricing.  Repricing of Options and SARs shall not be permitted.  For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following):  (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is equal to or less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is equal to or less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 17.  Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

6.	Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)                 Awards of SARs.  The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A).  SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option.  To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable.  To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable.  The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine.  A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised earlier than one year from the date of grant nor may be exercisable more than 10 years from the date of grant.

(b)                 Payment.  When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.

7.	Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)                 Terms.  The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award.  The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)                 Book-Entry Accounts.  Restricted Stock will be held in book-entry accounts subject to the direction of Ormat (or if Ormat elects, certificates may be issued in the Participant’s name but delivered to and held by Ormat).  Unless the Committee determines otherwise at the time of the Award, any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by Ormat on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.

(c)                 Payment.  When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock.  In addition, the book-entry accounts will reflect that the Restricted Stock has been released.  Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by Ormat will also be delivered to the Participant.  The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on Ormat’s corporate cash balances, as determined by the Committee.

8.	Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)                 Terms.  The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period.  The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award.  No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.  Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.

(b)                 Payment.  Stock Units will be credited to an account to be maintained on behalf of the Participant.  When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash.  The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.	Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)                 Terms.  The Award may specify a vesting schedule which must be at least one year from the date of grant and performance or other criteria for each Award.  No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)                 Payment.  Phantom Stock will be credited to an account to be maintained on behalf of the Participant.  When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time.  The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.	Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)                 Terms.  Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant.  The Award may specify a vesting schedule and performance or other criteria for each Award.  No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

(b)                 Payment.  When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value.  The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

11.	Performance Awards

The terms and conditions with respect to each Performance Award made by the Grant Committee to Covered Employees will be consistent with the following:

(a)                 Description of Performance Award.  The Committee or the Grant Committee (and in the case of Awards to Covered Employees, directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Options, SARs, Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to key employees in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine in order that such Performance Award constitutes qualified performance-based compensation under Code Section 162(m).  Performance Awards may be granted singly, in combination or in tandem.

(b)                 Performance Goals.  Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will (on or before the 90th day of the applicable performance period) establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned.  The performance goals will be based on one or more of the following objective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; budget and expense management; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion will be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee or the Grant Committee, as the case may be, at the time the Performance Award is made, and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles.  Once established for a performance period, Performance Award performance goals will not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(c)                 Determination of Award Earned.  A Participant will be eligible to receive payment in respect of a Performance Award only to the extent that the performance goals for that Performance Award are achieved.  As soon as practicable after the close of each performance period, the Committee or the Grant Committee, as the case may be, will review and determine in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, determine the amount of the Performance Award earned by the Participant for such performance period.  The Committee or the Grant Committee, as the case may be, will then determine the actual amount of the Performance Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Performance Award otherwise payable to the Participant based upon such performance.

(d)                 Payment.  Performance Awards will be paid as provided in the Plan (but in no event later than two and one-half months after the end of the year during which the performance period is completed), according to payment rules provided under each type of Award.  Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

(e)                 Performance Award Limitations.  The shares of Common Stock underlying Performance Awards of Options, SARs, Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock and Incentive Bonuses made pursuant to this Section 11 of the Plan to any key employee in any calendar year may not exceed 500,000, as increased or decreased by the provisions of the Plan, which limitation will be applied in a manner consistent with the requirements of Code Section 162(m).  The maximum dollar amount of any Award granted pursuant to this Section 11 of the Plan that may be paid to any key employee in any calendar year may not exceed $10 million.

12.	Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents.  In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date.  The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.  Dividend equivalents shall not be paid with respect to forfeitable Awards but may be accumulated and paid upon payment of the vested and earned Awards.

13.	Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future.  Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.	Effect of Separation from Service

(a)                 Separation from Service Upon Death or Retirement and Exercise of Award.  If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award.  The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(b)                 Separation from Service For Any Other Reason and Exercise of Award.  If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award.  The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

(c)                 Six-Month Wait for Specified Employees.  To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by Ormat) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period).  This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.	Limitations and Conditions

(a)                 Maximum Shares of Common Stock Available Under Plan As  Awards.  Subject to the adjustment provisions of Section 17, the total number of shares of Common Stock that may be made subject to Awards under the Plan is 4,000,000 shares of Common Stock.  No more than 100,000 shares may be made subject to Options, SARs or other Awards to any one Eligible Individual in any calendar year, which limitation shall be applied in a manner consistent with Code Section 162(m).  However, the maximum number of shares, both in total and in respect of any one Eligible Individual shall be reduced as follows:  (i) in the case of the grant of an Option or SAR, by each share of Common Stock subject to such an Award and (ii) in the case of an Award payable in shares of Common Stock other than an Option or SAR by 2.46 multiplied by each share of Common Stock subject to such an Award.  If the Corporation makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the options or other awards consistent with the purpose of the plan of the company acquired, merged or consolidated which are administered pursuant to the Plan, shares of Common Stock subject to the assumed options or other awards will not count as part of the total number of shares of Common Stock that may be made subject to Awards under the Plan.

(b)                 Reuse of Shares of Common Stock.  Any shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award granted under the Plan that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall become available again for purposes of the Plan.  Any shares of Common Stock attributable to a portion of any Award granted under the Plan that is settled in cash in lieu of shares of Common Stock shall become available again for purposes of the Plan.  Any shares of Common Stock delivered to, or withheld by, Ormat in payment of the exercise price of, or through net share settlement of, an Option or SAR or in respect of taxes required to be withheld by the Corporation upon exercise or settlement of an Option, SAR or other Award, shall not become available again for purposes of the Plan

(c)                 Maximum Period.  No Awards will be made under the Plan after May 1, 2022, but the terms of Awards granted on or before the expiration date may extend beyond such expiration date.  At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)                 Transferability.  No Award or portion of the Award will be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except that a Nonqualified Stock Option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable Award. A tandem SAR may never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Award will be exercisable only by the Participant unless a Nonqualified Stock Option has been transferred to a family member of the holder, in which case it will be exercisable only by such transferee.  For the purpose of this provision, a “family member” has the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)                 No Rights as Shareholder.  No person who receives an Award under the Plan which includes shares of Common Stock or the right to acquire shares of Common Stock (which may include shares of Restricted Stock pursuant to Section 7 of the Plan) will have any rights of a stockholder: (i) as to shares of Common Stock under Option until, after proper exercise of the Option, such shares of Common Stock have been recorded on Ormat’s official stockholder records as having been issued or transferred; (ii) as to shares of Common Stock to be delivered following exercise of a SAR until, after proper exercise of the SAR and determination by the Committee to make payment for the SAR in shares of Common Stock, such shares of Common Stock will have been recorded on Ormat’s official stockholder records as having been issued or transferred; or (iii) as to shares of Common Stock included in Awards of Restricted Stock, Stock Units, other Stock-Based Awards or Incentive Bonuses, until such shares of Common Stock will have been recorded on Ormat’s official stockholder records as having been issued or transferred, except for any dividend equivalent rights provided in Section 12 of the Plan.

(f)                 Ormat’s Obligations.  Ormat will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as Ormat may deem applicable.  Ormat will use its best efforts to effect such listing and compliance.  No fractional shares of Common Stock will be delivered.

(g)                 No Rights to Continue Status.  Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.

(h)                 ERISA.  Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is not intended to constitute an employee benefit plan subject to ERISA.

(i)                 Clawback.  Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made under any such law, government regulation or stock exchange listing requirement or any policy adopted by Ormat pursuant to any such law, government regulation or stock exchange listing requirement.  This provision shall become effective upon promulgation by the New York Stock Exchange of clawback rules as mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(j)                 Compliance with Laws.  Notwithstanding anything contained herein to the contrary, Ormat shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance Ormat may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.

(k)                 Forfeiture Events.  Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited.  The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award).  Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.

(l)                 Acceleration of Exercisability and Vesting.  The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m)                 Governing Law.  The law of the State of New York (without regard to its conflict of law rules) shall govern all questions concerning the construction, validity and interpretation of the Plan.

16.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from Ormat to a Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which Ormat owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation.  Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A.  For this purpose, Ormat is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that Ormat owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

17.	Corporate Changes, Divestitures and Plan Termination

(a)                 Corporate Changes.  If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances.  Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments.  Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances.  The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.

(b)                 Divestitures.  In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied as of the Divestiture Date without regard to this Section 17(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 17(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited.  Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan.  Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)- (vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

(c)                 Plan Termination.  If the Plan terminates, then each Participant will be deemed to have incurred a Separation from Service solely for purposes of the Award as of the date of such termination of the Plan and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, the provisions of Section 17(c) of the Plan will apply to such Participant’s Award with the same effect as if the date of such termination of the Plan were a Divestiture Date.  Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, unless otherwise provided by the Board of Directors at the time of Plan termination, Awards that are subject to the rules of Code Section 409A will not be paid out due to such Plan termination and Participants, with respect to such Awards only, will not be deemed to have incurred a Separation from Service.  Instead, unless otherwise provided by the Board of Directors at the time of Plan termination, such Awards will continue to be paid out in accordance with their terms then in effect.

18.	Amendment and Termination

(a)                 Amendment.  The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision.  The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of Ormat, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g).  The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.

(b)                 Termination.  The Board of Directors may suspend or terminate the Plan at any time.  No such suspension or termination will affect Awards then outstanding

(c)                 Successor Corporations.  The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

19.	Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

20.	Withholding Taxes

The Corporation will have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It will be a condition to the obligation of Ormat to deliver payment of Awards that upon such payment, exercise or settlement the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes.  Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award to pay any required withholding taxes in shares of Common Stock.

21.	Effective Date

The Plan will be effective as of May 8, 2012 upon approval of the stockholders of Ormat.

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yehudit Bronicki, CEO, and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution and resubstitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 19, 2012, at the Annual Meeting of Stockholders to be held at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, N.Y. 10112, on May 8, 2012, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 8, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

20330300000000000000 3	050812

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED.PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors:	NOMINEES: O Yehudit Bronicki O Robert F. Clarke O David Wagener		2.	To approve the Ormat Technologies, Inc. 2012 Incentive Compensation Plan.	☐	☐	☐
☐	FOR ALL NOMINEES
						FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2012.	☐	☐	☐
☐	FOR ALL EXCEPT
	(See instructions below)			4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

				This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Directors, “FOR” proposal 2, and “FOR” proposal 3.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.